Exhibit 10.1





                       STANDARD FORM OF OFFICE LEASE

          1.   SUMMARY OF BASIC LEASE PROVISIONS, DEFINITIONS, AND TABLE OF
               ------------------------------------------------------------
               CONTENTS
               --------
          BASIC DEFINITIONS
          -----------------

          1.1 The following are the basic definitions and provisions of this Lease and are subject to all the terms and provisions of this Lease or any amendments or exhibits hereto:

(a)  DATE OF LEASE:      April 15, 1996

(b)  LANDLORD:           Belle Mead Corporation,
     LANDLORD'S          a New Jersey corporation
     ADDRESS             c/o Bellemead Management Co., Inc.
                         280 Corporate Center
                         4 Becker Farm Road
                         Third Floor
                         Roseland, New Jersey 07068-3788
(c)  TENANT:             North American Watch Corporation,
     TENANT'S            a New York corporation
     ADDRESS             125 Chubb Avenue
                         Lyndhurst, New Jersey 07071
                         Attention:     General Counsel and
                                        Vice President of Administration

(d)  BUILDING:           1200 Wall Street West
                         Lyndhurst, New Jersey

(e)  DEMISED PREMISES:   a portion of the sixth (6th) floor in the
                         Building, as shown on Exhibit A and A-1 attached and made a part hereof

(f)  RENTABLE SIZE OF BUILDING:  deemed as 186,421 sq. ft.

(g)  RENTABLE SIZE OF DEMISED PREMISES:  deemed as 8,108 sq. ft.
(h)  TENANT'S OCCUPANCY PERCENTAGE:  deemed as 4.35%

(i)  FIRST TAX YEAR:  Year ending December 31, 1996

(j)  FIRST OPERATING YEAR:  Year ending December 31, 1996

(k)  TERM OF LEASE:  three (3) years

(l)  INTENTIONALLY DELETED PRIOR TO EXECUTION

(m) MINIMUM RENT: For the period beginning on the Commencement Date and ending on the last day of the Term of Lease, the annual Minimum Rent shall be $135,794.00 and the monthly Minimum Rent shall be $11,316.17.

(n)  PREPAYMENT OF RENT:  $11,316.17
(o)  SECURITY:  None

(p) PERMITTED USE: first class executive and general administrative offices

(q)  ALLOTTED PARKING:  twenty two (22) spaces

(r)  BROKER(S):  None

(s)  CONSTRUCTION CREDIT:  $20,120.00

(t)  RENEWAL OPTIONS:  one (1) term of three (3) years

          1.2 Additional Definitions. For the purposes of this Lease, the following terms shall have the meanings set forth below:
     ACCELERATED RENT shall have the meaning given to it in Section
35.1(c).

     ADJUSTED MINIMUM RENT shall mean the Minimum Rent as increased in accordance with this Lease to reflect any increase in Taxes and Operating Costs.



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     AFFILIATED PROPERTY shall have the meaning given to it in Section
16.5.

     AGENT shall mean any agent, consultant, contractor or subcontractor hired by or reporting to Tenant or its employee, and any employee of any such entity.

     APPRAISER shall have the meaning given to it in Section 51.3(c).

     ARTICLE shall refer to the major subdivisions of this Lease listed in
Section 1.3.

     ASSIGNEE or ASSIGNEE shall have the meaning given to it in Section
16.9.

     ASSIGNMENT or ASSIGNMENT shall have the meaning given to it in Section
16.9.

     ASSIGNOR or ASSIGNOR shall have the meaning given to it in Section
16.9.

     BANKRUPTCY CODE shall have the meaning given to it in Section 39.1.

     BELLEMEAD shall mean Bellemead Development Corporation, a Delaware Corporation.

     BILLING DATE shall have the meaning given to it in Section 6.2(a).

     CLEANING SERVICE RIDER shall mean EXHIBIT C and all amendments thereto.

     COMMENCEMENT DATE shall have the meaning given to it in Section 3.1.

     COMMENCEMENT DATE NOTICE shall have the meaning given to it in Section
3.4. CONTROLLING INTEREST shall have the meaning given to it in Section
16.9(d).

     CURE PERIOD shall have the meaning given to it in Section 34.2.

     DEFAULT shall have the meaning given to it in Section 34.1.

     ENVIRONMENTAL shall mean anything affecting the physical health, safety or condition of human beings, wildlife, or natural resources.

     ENVIRONMENTAL AUTHORITY shall have the meaning given to it in Section
15.2.

     ESTIMATED MINIMUM RENT shall have the meaning given to it in Section
51.3(c).

     EVENT OF DEFAULT shall have the meaning given to it in Section 34.2.

     EXPIRATION DATE shall have the meaning given to it in Section 3.4.

     GOVERNMENTAL AUTHORITY shall mean any governmental or quasi-governmental legislative, executive, judicial, regulative or independent body, department, office, agency, bureau or similar entity or any agent, officer or representative thereof.

     HVAC shall mean heating, ventilation or air conditioning.

     IMPROVEMENTS shall mean the Building and other improvements on the Land.

     INITIAL TERM shall have the meaning given to it in Section 3.4.

     INTEREST shall have the meaning given to it in Section 34.3.

     LAND shall mean the land described in Exhibit B.

     LAND LESSOR shall have the meaning given it in Section 29.3.
     LANDLORD shall have the meaning given to it in Section 29.2.

     LANDLORD'S DETERMINATION shall have the meaning given to it in Section 6.2(e).

     LANDLORD'S DETERMINATION NOTICE shall have the meaning given to it in
Section 53.1(a).

     LANDLORD'S RECAPTURE NOTICE shall have the meaning given to it in
Section 16.4.

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



     LANDLORD'S RECAPTURE RIGHT shall have the meaning given to it in
Section 16.4.

     LAW shall mean any statute, ordinance, order, code, rule or regulation of a Governmental Authority now or hereafter in effect as applicable under the circumstances.

     LEGAL HOLIDAY shall have the meaning given to it in Exhibit D.

     LICENSE shall have the meaning given to it in Section 10.2.

     MANAGING AGENT shall mean the managing agent named on the signature page of this Lease, or such other person or entity as Landlord may designate by written notice from Landlord to Tenant, subject to Article 45.

     MARKET RENT shall have the meaning given to it in Section 51.4(b).

     OPERATING COSTS shall have the meaning given to it in Section 6.2(b).

     OPERATING STATEMENT shall have the meaning given to it in Section
6.2(a).

     OPERATING YEAR shall mean any calendar year or portion thereof during the Term of Lease after the First Operating Year.

     PARKING AREA shall have the meaning given to it in Section 10.2.

     PARTNER shall have the meaning given it in Section 42.1.

     PARTNERSHIP TENANT shall have the meaning given to it in Section 42.1.

     REAL ESTATE shall mean, collectively, the Land and the Building and other improvements thereon.

     REAL ESTATE TAX BASE shall mean the Taxes imposed upon the Real Estate for the First Tax Year.

     RENEWAL OPTION shall have the meaning given to it in Section 51.1.

     RENEWAL TERM shall have the meaning given to it in Section 51.1.

     RENT COMMENCEMENT DATE shall have the meaning given to it in Section
3.5.

     RULES AND REGULATIONS shall mean the rules and regulations set forth in EXHIBIT E, as same may be amended from time to time as provided herein.

     SECTION shall refer to subdivisions of each Article.

     SERVICE CHARGE shall have the meaning given to it in Section 34.3.

     STATE shall mean the state of the United States in which the Land is located.

     SUBLEASE shall have the meanings given to it in Sections 16.2 and 16.3.

     SUBLEASING shall have the meaning given to it in Section 16.3.

     SUBLESSEE shall have the meaning given to it in Section 16.2.

     SUBSTITUTE PREMISES shall have the meaning given to it in Section 4.1.

     TAX STATEMENT shall have the meaning given to it in Section 6.1(c).

     TAX YEAR shall mean any calendar year or portion thereof during the Term of Lease after the First Tax Year.

     TAXES shall have the meaning given to it in Section 6.1(b).

     TENANT'S NOTICE OF DISAGREEMENT shall have the meaning given to it in
Section 53.1(a).

     TENANT'S RENEWAL NOTICE shall have the meaning given to it in Section 51.2(a).

     TENANT'S SHARE OF OPERATING COSTS shall have the meaning given to it in Section 6.2(a).



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



     TENANT'S SHARE OF TAXES shall have the meaning given to it in Section
6.1(a).

     TENANT'S TRANSFER NOTICE shall have the meaning given to it in Section
16.3.

     TENANT'S WORK shall have the meaning given to it in Section 13.1(b).

     VISITOR shall mean any visitor, guest, licensee or invitee of Tenant or any Sublessee, including any Agent, while on the Real Estate.



                                     3A

                           1.3 Table of Contents

1.   SUMMARY OF BASIC LEASE PROVISIONS, TABLE OF CONTENTS, AND
     DEFINITIONS: . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   LEASE OF DEMISED PREMISES  . . . . . . . . . . . . . . . . . . . .   6

3.   COMMENCEMENT OF TERM; EXPIRATION DATE  . . . . . . . . . . . . . .   6

4.   RELOCATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

5.   RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

6.   TAXES; OPERATING COSTS; REIMBURSEMENTS . . . . . . . . . . . . . .   7

7.   TENANT'S PERSONAL TAXES  . . . . . . . . . . . . . . . . . . . . .  10

8.   INTENTIONALLY DELETED PRIOR TO EXECUTION . . . . . . . . . . . . .  10

9.   USE AND OCCUPANCY  . . . . . . . . . . . . . . . . . . . . . . . .  10

10.  ACCESS; COMMON AREAS; PARKING  . . . . . . . . . . . . . . . . . .  11

11.  RESTRICTIVE COVENANT - FOOD SERVICE  . . . . . . . . . . . . . . .  12

12.  TENANT'S CARE AND REPAIR OF PREMISES . . . . . . . . . . . . . . .  12

13.  TENANT'S WORK AND INSTALLATIONS  . . . . . . . . . . . . . . . . .  13

14.  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . .  14

15.  ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . .  15

16.  ASSIGNMENT SUBLEASING  . . . . . . . . . . . . . . . . . . . . . .  16

17.  NOTIFICATION BY TENANT . . . . . . . . . . . . . . . . . . . . . .  21

18.  RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . .  21

19.  PEACEABLE ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . .  22

20.  SURRENDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

21.  HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

22.  INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

23.  INDUCEMENT PAYMENT . . . . . . . . . . . . . . . . . . . . . . . .  23

24.  SERVICES TO BE PROVIDED BY LANDLORD  . . . . . . . . . . . . . . .  23

25.  ELECTRICITY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

26.  HEATING, VENTILATION AND AIR CONDITIONING  . . . . . . . . . . . .  25

27.  CLEANING SERVICES  . . . . . . . . . . . . . . . . . . . . . . . .  25

28.  LANDLORD'S ACCESS TO DEMISED PREMISES AND ALTERATIONS  . . . . . .  26

29.  LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . .  27

30.  PROPERTY LOSS; DAMAGE; TENANT'S INSURANCE  . . . . . . . . . . . .  28

31.  DAMAGES BY FIRE OR OTHER CASUALTY  . . . . . . . . . . . . . . . .  29

32.  WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . . . . .  30

33.  EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . .  31

34.  DEFAULTS; EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . .  31

35.  REMEDIES FOR EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . .  33

36.  LANDLORD'S PERFORMANCE; EXPENDITURES . . . . . . . . . . . . . . .  35

37.  ACCORD AND SATISFACTION  . . . . . . . . . . . . . . . . . . . . .  35

38.  EFFECT OF WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . .  35

39.  BANKRUPTCY; INSOLVENCY . . . . . . . . . . . . . . . . . . . . . .  36

40.  STATUTORY WAIVER; WAIVER OF TRIAL BY JURY  . . . . . . . . . . . .  37

41.  SUBORDINATION OF LEASE; ESTOPPEL CERTIFICATES  . . . . . . . . . .  37

42.  PARTNERSHIP TENANT . . . . . . . . . . . . . . . . . . . . . . . .  38

43.  INTENTIONALLY DELETED PRIOR TO EXECUTION . . . . . . . . . . . . .  39

44.  CORPORATE AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . .  39

45.  MANAGING AGENT . . . . . . . . . . . . . . . . . . . . . . . . . .  39

46.  BROKER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

47.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

48.  INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . .  40

49.  NO OFFER, AGREEMENT OR REPRESENTATIONS . . . . . . . . . . . . . .  41

50.  APPLICABILITY TO HEIRS AND ASSIGNS . . . . . . . . . . . . . . . .  42

51.  RENEWAL OPTION   . . . . . . . . . . . . . . . . . . . . . . . . .  42

SIGNATURE PAGE


EXHIBITS

A and A-1.    RENTAL PLAN OF DEMISED PREMISES

B.            LEGAL DESCRIPTION OF LAND

C.            CLEANING SERVICE RIDER

D.            LEGAL HOLIDAYS

E.            RULES AND REGULATIONS

          2.     LEASE OF DEMISED PREMISES
                 -------------------------

          2.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon the terms and conditions herein set forth, the Demised Premises in the Building which is situated on the Land.
          3.     COMMENCEMENT OF TERM; EXPIRATION DATE
                 -------------------------------------

          3.1    The actual commencement of the Term of Lease
("COMMENCEMENT DATE") shall be the earlier of (1) April 15, 1996 or (2) the date on which Tenant shall have taken possession or control of or moved furniture or other personal property into all or any portion of the Demised Premises.

          3.2    Intentionally Deleted Prior To Execution.

          3.3    Intentionally Deleted Prior To Execution.

          3.4 On or about the Commencement Date, Landlord or Managing Agent shall deliver to Tenant a notice (the "COMMENCEMENT DATE NOTICE") fixing the Commencement Date and the expiration date ("EXPIRATION DATE") as well as the payee and address for all rental payments. The Expiration Date shall be the day falling three (3) years after the Commencement Date. The Initial Term shall be the period beginning on the Commencement Date and ending on the Expiration Date. Tenant shall acknowledge receipt of the Commencement Date Notice by signing a copy of same and returning it to Landlord within five (5) business days of the receipt thereof. Tenant's failure to sign the Commencement Date Notice and return same to Landlord as provided in this Section shall be deemed to be Tenant's acceptance of the Commencement Date and Expiration Date as stated in the Commencement Date Notice.

          3.5 The date upon which Tenant is obligated to commence payment of Minimum Rent hereunder ("RENT COMMENCEMENT DATE") shall be the Commencement Date. Notwithstanding the foregoing, Tenant shall pay Landlord upon the execution of this Lease the Prepayment of Rent, which shall be applied to Minimum Rent due beginning the first full month that Tenant is obligated to pay Minimum Rent. If the Commencement Date occurs on a day other than the first (1st) day of a calendar month, then, the Minimum Rent for such partial calendar month shall be prorated at a per diem rate of one-thirtieth (1/30) of the first full monthly installment of Minimum Rent.

          3.6 As a condition of Landlord's agreement hereunder, Tenant agrees to take possession of and accept the Demised Premises in their "as is" physical condition and state of repair as of the Commencement Date. Landlord shall have no obligation to do any work or perform any services with respect to the Demised Premises, except as otherwise provided herein.

          3.7 If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations of its equipment, fixtures or furnishings, Landlord shall have no liability for any personal injury or property damage suffered by Tenant, its employees or Agents, except to the extent caused by Landlord's gross negligence or misconduct.

          4.     RELOCATION
                 ----------
          4.1 If the Demised Premises contain less than 7,500 square feet of rentable area, Landlord shall have the right, at its sole option, upon at least sixty (60) days' prior written notice to Tenant, to relocate Tenant to, and to substitute for the Demised Premises, other space within the Building containing at least as much rentable area as the Demised Premises (the "SUBSTITUTE PREMISES").



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



          4.2 The Substitute Premises shall be improved by Landlord at its expense, with decorations and improvements that are substantially comparable in quantity and quality to those provided by Landlord in the original Demised Premises. Landlord shall pay the actual expenses reasonably incurred by Tenant in connection with such substitution, such as costs of moving, door lettering and telephone relocation.

          4.3 The Substitute Premises shall become the "Demised Premises" for purposes of this Lease following Tenant's taking occupancy thereof, and Tenant shall promptly execute and return to Landlord an amendment to this Lease (in form and substance reasonably satisfactory to Tenant) prepared by Landlord and reflecting the relocation of the Demised Premises.

          5.     RENT
                 ----

          5.1 Tenant covenants to pay to Landlord the Minimum Rent, payable in equal monthly installments in advance, so that such payments are received by Landlord no later than the first day of each month during the term of this Lease, subject to Section 3.5 hereof.
          5.2 Tenant covenants to pay Adjusted Minimum Rent in a timely manner as provided in Article 6 hereof.

          5.3 The Minimum Rent or Adjusted Minimum Rent payable hereunder by Tenant shall be paid without notice or demand and without set-off, counterclaim, abatement, reduction or defense, in currency or immediately-available funds which at the time of payment is legal tender for public and private debts in The United States of America, at the address of Landlord set forth above or at such other place as Landlord or its Managing Agent may from time to time designate.

          6.     TAXES; OPERATING COSTS; REIMBURSEMENTS
                 --------------------------------------

          6.1 (a) Subject to Section 6.4 hereof, if the Taxes for any Tax Year during the term of this Lease shall be greater than during the First Tax Year, then Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Occupancy Percentage times such excess ("TENANT'S SHARE OF TAXES").

                 (b) "TAXES" shall mean all real estate taxes, charges and assessments imposed upon the Demised Premises or the Real Estate or any part thereof by any Governmental Authority. Notwithstanding the foregoing, Taxes shall not include Landlord's federal or state income taxes, any capital gains or transfer tax or mortgage or other similar tax arising out of a transfer in ownership or refinancing of the Real Estate or any part thereof. Furthermore, Taxes shall not include any interest or penalties resulting from Landlord's failure to timely pay Taxes. Landlord shall have the exclusive right, but not the obligation, to contest or appeal any Taxes or assessments levied on the Real Estate or any portion thereof.

                 (c) Upon the issuance by any authority having jurisdiction over the Real Estate of a bill or bills for any Tax Year or portion thereof subsequent to the First Tax Year, Landlord shall submit to Tenant a statement (the "TAX STATEMENT") which shall indicate Tenant's Share of Taxes, which Tax Statement shall be accompanied by a copy of the latest tax bill or bills for the Taxes for said Tax Year. Within twenty
(20) days after the issuance of the Tax Statement, Tenant shall pay as additional rent Tenant's Share of Taxes as set forth therein.

                 (d) Notwithstanding anything to the contrary contained herein, should the Demised Premises or any other portion of the Building be separately assessed for tax purposes, then Landlord shall have the option of declaring Tenant's Share of Taxes to be (1) the actual Taxes allocated to the Demised Premises, or (2) that amount which is the result of multiplying (i) the Taxes for that portion or portions of the Building containing the Demised Premises times (ii) a ratio, which shall be the square footage of the Demised Premises divided by the total square footage of the portion of the Building to which the Taxes in question apply.

          6.2 (a) Tenant hereby covenants that for each Operating Year during the term of this Lease for which the Operating Costs shall exceed the Operating Costs for the First Operating Year, Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Occupancy Percentage times such excess ("TENANT'S SHARE OF OPERATING COSTS") within thirty (30) days after presentation of Landlord's statement (the "OPERATING STATEMENT") therefor. The Operating Statement shall indicate (1) the initial additional amount, if any, required to be paid by Tenant as additional rent as provided in this Section; (2) Tenant's new Adjusted Minimum Rent; and (3) the manner in which such adjustment is computed. Landlord shall present its Operating Statement within 90 days (the "BILLING DATE") after the commencement of each such Operating Year. Tenant shall thereafter, for the balance of that Operating Year and for that portion of the next Operating Year until the next Billing Date, include monthly payments of one-twelfth (1/12th) of such increase as an addition to Adjusted Minimum Rent, such amounts to be paid as estimates of Tenant's Operating Costs for such subsequent Operating Year, and which amounts shall be credited for the account of Tenant against the annual payment due on the next Billing Date.

                 (b) "OPERATING COSTS" shall include each and every expense incurred in connection with the ownership, administration, management, operation, repair, replacement, renewal, and maintenance of the Real Estate, including but not limited to, wages, salaries and fees paid to persons either employed by Landlord or engaged as contractors in the operation of the Real Estate, and such other typical items of expense as are indicated below. Operating Costs shall also include the yearly amortization over the useful life as reasonable estimated by Landlord of capital costs, if any, incurred by Landlord, plus reasonable interest thereon for improvements, repairs or replacements to the Improvements
(1) required to comply with any changes in Law which become applicable to the Real Estate after the Date of Lease and which are not the responsibility of an individual tenant; or (2) for the purposes of reducing Operating Costs. All such costs and the values allocated to services rendered and supplies delivered shall be reflected on the Operating Statement and shall be exhibited to the Tenant upon request pursuant to
Section 6.2(d).

                 (c) Some of the typical items of expense which comprise or may comprise the Operating Costs which are to be included in the Operating Statement are or may be, without limiting the generality of the term Operating Costs: (1) general repairs, maintenance, and renewal (but not in excess of its original condition) to the exterior and common areas of the Improvements; (2) utility costs, including but not limited to, costs of energy to power Landlord's standard HVAC units serving the Building (both tenant and common areas), and costs of electricity to light the common areas; (3) cleaning costs, including but not limited to, window cleaning, general interior office cleaning, and cleaning of common areas;
(4) service and/or maintenance contracts, including but not limited to, HVAC, rubbish removal, carting, janitorial, security watchmen, exterminating and snow removal to the extent such services and/or maintenance are contracted for by Landlord or Managing Agent; (5) costs of landscaping and maintenance of the Building grounds; (6) costs of insurance and any reasonable deductible thereunder; (7) salaries, benefits and work uniforms of superintendents, engineers, mechanics, and custodians; (8) towel service for common lavatories; (9) sales and use taxes; (10) cost of regularly replacing fluorescent tubes and ballasts in tenant spaces, unless due to the carelessness of such individual tenant;

(11) costs, if any, of landscaping or snowplowing public roadways in or adjacent to the development of which the Real Estate is a part, to the extent (i) reasonably necessary to maintain the first class appearance of the Real Estate and access thereto in inclement weather, and (ii) reasonably allocable to the Real Estate; and (12) such other costs and expenses generally incurred in the operation, maintenance and repair of first-class real property of the nature and in the area of the Real Estate. Notwithstanding the foregoing, there is specifically excluded from Operating Costs, for the purpose of this Lease, the following: (i) the salaries of personnel employed by Landlord in the management and operation of the Real Estate above the grade of property manager; (ii) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants or occupants of the Building; (iii) costs or expenses for which Landlord receives reimbursement from insurance carriers, condemners or other third parties, to the extent only of the reimbursement received by Landlord; (iv) costs or fees in connection with the defense of Landlord's title to or interest in the Real Estate, or any portion or component thereof; (v) costs incurred in connection with decorating, painting or redecorating tenants' demised premises; (vi) expenses in connection with services or other benefits of a type which are not available to Tenant but which are provided to another tenant or occupant of the Building and for which Landlord is paid by such other tenant or occupant; and (vii) mortgage loan financing costs and interest thereon.

                 (d) The expenditures referred to in this Article shall be determined in accordance with generally acceptable accounting practices. So long as there is no Default under any provisions of this Lease, Tenant or its representative shall have the right, at its own expense, upon reasonable notice and during reasonable hours, to inspect the books of Landlord for the purpose of verifying the information contained in any Operating Statement or in any revised Operating Statement furnished to Tenant pursuant to Section 6.3 hereof, provided (1) prior written request for such inspection shall be made by Tenant; (2) such request is made within sixty (60) days of receipt of the Operating Statement to be verified; and (3) Tenant shall have paid the Operating Statement in full, unless same has not yet come due. Any Operating Statement not verified within said sixty (60) day period shall be deemed to be correct.

                 (e) Notwithstanding anything to the contrary contained in this Article, if the average occupancy of the Building is less than one hundred percent (100%) during the First Operating Year or any subsequent Operating Year, then Landlord shall make a reasonable determination ("LANDLORD'S DETERMINATION") of what the Operating Costs for such year would have been if during the entire year the average tenant occupancy of the Building were one hundred percent (100%). Landlord's Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Operating Costs for such Operating Year.

          6.3 If, due to an error in the preparation of any Tax Statement or Operating Statement, there shall be an additional amount payable or a refund due with respect to Taxes and/or Operating Costs for the period covered by such statement(s), such amount shall be calculated by Landlord or Managing Agent and sent to Tenant in a revised Tax or Operating Statement, and any amount payable by the Tenant to the Landlord shall be paid within thirty (30) days, as additional rent or the amount due to the Tenant shall either be credited against amounts due or to become due to Landlord or promptly refunded to Tenant hereunder. However, it is agreed by the parties that any credit shall not in any way operate to reduce the Minimum Rent payable by Tenant. If such calculation takes place and/or any payment in connection herewith becomes payable after the expiration or earlier termination of this Lease, this section shall be deemed to have survived such expiration or termination.

          6.4 Any increase in additional rent under this Article shall be prorated for the final Tax Year or Operating Year if such Tax Year or Operating Year covers a period of less than twelve (12) full months. Tenant's obligation to pay additional rent occurring hereunder prior to the Expiration Date shall survive the expiration or sooner termination of this Lease.

          6.5 If any tenant in the Building for any reason shall not be provided all services generally provided by Landlord to other tenants of the Building, then for purposes of determining Operating Costs, Landlord shall reasonably estimate what Operating Costs would have been had such service been provided to all tenants. If any appliances or electrical or mechanical equipment are installed in the Demised Premises or elsewhere on the Real Estate solely for the use of Tenant or the Demised Premises, such appliances or electrical or mechanical equipment shall be maintained in good operating condition by Tenant at its sole cost and expense.

          6.6 Tenant shall pay to Landlord, within thirty (30) days of rendition of an invoice therefor, any sales, use, excise or similar tax or assessment imposed upon this Lease or upon all or any portion of the Minimum Rent or Adjusted Minimum Rent payable hereunder.
          6.7 Tenant shall reimburse Landlord for all reasonable expenses billed to and incurred by Landlord in connection with the review by any architect, engineer, planner, construction advisor or attorney retained by Landlord of any alteration, assignment, sublease, financing, waiver or similar proposed activity or document of or on behalf of Tenant or any Sublessee within thirty (30) days of rendition of an invoice therefor.

          7.     TENANT'S PERSONAL TAXES
                 -----------------------

          7.1 Tenant agrees to pay all taxes, assessments and fees imposed upon Tenant or on the personal property or operations of Tenant in connection with its use and occupancy of the Demised Premises including, but not limited to, personal property, income, withholding and unemployment compensation taxes, and to hold Landlord harmless from collection of any such taxes out of monies due and owing Landlord or property in which Landlord may have an interest. This provision shall survive the expiration or sooner termination of this Lease.

          8.     INTENTIONALLY DELETED PRIOR TO EXECUTION
                 ----------------------------------------

          9.     USE AND OCCUPANCY
                 -----------------

          9.1 Tenant covenants to use and occupy the Demised Premises for the Permitted Use and for no other purpose whatsoever, and in compliance with the other provisions of this Lease. Tenant represents that there shall be no walk-in or transient business transactions in or about the Demised Premises.

          9.2 Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to Law, or which will invalidate, be in conflict with, or increase the rates of any public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building, or which shall or might subject Landlord to any liability or responsibility to any person or for property or Environmental damage. Tenant shall not keep anything in the Demised Premises which is contrary to Law except as now or hereafter permitted by any Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other similar authority having jurisdiction over the Real Estate, nor shall Tenant use the Demised Premises or any other portion of the Real Estate in a manner which would otherwise present an unreasonable risk to the Building or the occupants thereof.

          10.    ACCESS; COMMON AREAS; PARKING
                 -----------------------------

          10.1   Subject to the other provisions of this Lease, including
Section 10.2, and the Rules and Regulations, Tenant shall have the right of nonexclusive use, in common with others, of (a) automobile parking spaces not designated for use by others, (b) driveways, (c) footways, (d) lobbies, corridors and elevators for access to the Demised Premises; and (e) such other facilities as may be constructed from time to time on the Real Estate and designated by Landlord for Tenant's use or for use in common by all tenants of the Building.

          10.2 The number of parking spaces in the parking area or areas serving the Building (the "PARKING AREA") is limited and must be allocated reasonably among all tenants of the Building. Provided no Event of Default has occurred Tenant shall have a nonexclusive, revocable license (the "LICENSE") to park up to the number of cars indicated under Allotted Parking in Section 1.1 by Tenant and any Sublessee, or the employees or Visitors of either, in the Parking Area. Landlord shall not be responsible to Tenant for enforcing the License or for violation of the License by other tenants of the Building or by third parties.

          10.3   The following actions shall be prohibited under this
Lease: the use of any more than the Allotted Parking by Tenant, any Sublessee or their employees; the parking in spaces designated for the exclusive use of any other tenant in the Building by Tenant, any Subleasee or their employees, the parking other than in marked parking spaces by Tenant, any Sublessee or their employees or the maintenance, repair or cleaning of any vehicle in the Parking Area by Tenant, any Sublessee or their employees. In any of such events, Landlord may suspend or revoke the License should such practice continue after written notice from Landlord or Managing Agent; and/or Landlord may exercise such other remedies as are provided in this Lease after Tenant's receipt of any required written notice and beyond the expiration of any applicable cure period.

          10.4 If the number of parking spaces in the Parking Area is reduced by circumstances beyond the reasonable control of Landlord, the Allotted Parking shall be reduced proportionately following notice to Tenant.
          10.5 Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles in the Parking Area or for any loss of property from within those motor vehicles, or for any injury in the Parking Area to Tenant or any Sublessee or any of their employees or Visitors except to the extent determined to be caused by the gross negligence or willful misconduct of Landlord. Tenant shall acquaint its and any Sublessee's employees with any parking rules and regulations promulgated by Landlord or Managing Agent and Tenant assumes responsibility for compliance by said employees with such parking provisions, and shall be liable to Landlord for all unpaid parking charges, if any, incurred by said employees.

          10.6 Tenant authorizes Landlord and Managing Agent to tow away from the Parking Area, at Tenant's sole cost and expense, vehicles used by Tenant, any Sublessee or any employees of either and/or to attach violation stickers or notices to any motor vehicles used by Tenant or any Sublessee or their employees parked illegally or in violation of this Article or any parking rules and regulations promulgated by Landlord or Managing Agent.

          10.7 Tenant shall not conduct, nor permit any Sublessee or the employees or Visitors of either to conduct, any soliciting or picketing in or on any of the common areas of the Real Estate.

          10.8 Tenant shall not permit its or any Sublessee's employees or Visitors to smoke or carry lighted tobacco products in the common areas of the Building, including but not limited to lobbies, elevators, hallways, stairwells, and restrooms. Landlord shall post such areas as nonsmoking areas in accordance with Law.

          11.    RESTRICTIVE COVENANT - FOOD SERVICE
                 -----------------------------------

          11.1 Tenant hereby covenants and agrees that it shall not permit the use of the Demised Premises or any portion thereof, for the service of food to anyone other than Tenant's employees; nor shall Tenant maintain any facilities in the Demised Premises for the sale or consumption of food to and by anyone other than Tenant's employees, including vending machines, without, in each case, obtaining the prior written consent of the Landlord, which consent may be withheld in Landlord's sole discretion.

          11.2 Landlord or the owner of the office park in which the Building is located may, at the discretion of either, enter into agreements with third parties for the operation of a restaurant, cafeteria, coffee-cart or similar food service as an amenity for the Building and/or other buildings in said office park. In order to enhance the viability of any such food service, Tenant shall not prepare, contract for, serve or otherwise make available a food service facility on the Real Estate in competition with such third parties.

          11.3 Tenant shall not suffer or permit the sale or consumption of food or drink in the common areas of the Building or in the driveways or Parking Area of the Real Estate by the employees of Tenant or any Sublessee; provided, however, that Tenant's and any Sublessee's employees may utilize any picnic tables or similar areas on the Real Estate which may be designated by Landlord or Managing Agent for consumption of lunch.

          12.    TENANT'S CARE AND REPAIR OF DEMISED PREMISES
                 --------------------------------------------

          12.1 Tenant shall, throughout the term of this Lease, take good care of the Demised Premises and maintain, replace or repair the fixtures and appurtenances therein, except to the extent such maintenance, replacement or repair is otherwise expressly required elsewhere in this Lease to be performed by Landlord. Tenant shall give Landlord or Managing Agent prompt notice of any maintenance or repairs needed to the Demised Premises or the fixtures therein, including but not limited to lighting fixtures. Tenant shall also be responsible for all damage or injury to the Demised Premises or any other part of the Real Estate and the systems and equipment thereof, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, any Sublessee or the employees or Visitors of either; or which arises out of any work, labor, service or equipment done for or supplied to Tenant or any Sublessee (other than work, labor, service or equipment supplied by or on behalf of Landlord); or which arises out of the installation, use or operation of the property or equipment of Tenant or any Sublessee. Tenant shall also promptly repair all damage to the Building and the Demised Premises caused by the moving of fixtures, furniture and equipment of Tenant or any Sublessee.

          12.2 Tenant shall promptly make, at Tenant's expense, all repairs in and to the Demised Premises for which Tenant is responsible, using only contractors for the trade or trades in question approved by Landlord or Managing Agent, which approval shall not be unreasonably withheld or delayed. Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense.

          12.3 Tenant shall not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside. Such cleaning shall be governed by the Cleaning Service Rider.

          13.    TENANT'S WORK AND INSTALLATIONS
                 -------------------------------

          13.1 (a) Without Landlord's prior written consent, which Landlord may withhold in its sole discretion, Tenant shall not make or permit any structural changes in or to the Demised Premises or the Building of any nature, nor, subject to Section 13.1(b) hereof, any changes to any of the electrical, plumbing or HVAC systems in the Building,

                 (b) Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, and to the provisions of this Article, Tenant or any permitted Sublessee at its expense, may make alterations, decorations, installations, renovations or improvements in or to the interior of the Demised Premises ("TENANT'S WORK") which are non-structural and which do not adversely affect or place unusual loads upon any utility services, or plumbing and electrical lines, or electrical or HVAC systems, by using mechanics or other contractors previously approved by Landlord (which approval shall not be unreasonably withheld or delayed) and properly licensed to do such work in the community where the Real Estate is located. Notwithstanding anything contained to the contrary in this Section 13.1(b), Tenant may perform non-structural Tenant's Work without Landlord's prior written consent, provided that (i) Tenant is not then in breach of any term of the Lease, (ii) no single or series of related non-structural Tenant's Work in any single calendar year exceed an estimated cost of $10,000.00 and (iii) no such non-structural Tenant's Work adversely affects or places unusual loads upon any utility services, or plumbing and electrical lines, or electrical or HVAC systems. With respect to non-structural Tenant's Work for which Landlord's prior written consent is not required, Tenant shall submit to Landlord detailed plans and specifications at least twenty (20) days prior to the commencement of work so that Landlord may ascertain whether the conditions (i) - (iii) in the immediately preceding sentence have been met. Upon completion of any Tenant's Work, Tenant shall give Landlord a set of "as-built" plans therefor. Tenant covenants that Tenant's Work, whether prior, on or subsequent to the Commencement Date, shall be in harmony with any other work in the Real Estate and shall not result in work stoppages or picketing at the Real Estate; and Tenant, at its own expense, shall immediately take whatever steps are necessary to avoid any such work stoppage or picketing.

          13.2 Tenant shall not place a load upon any floor of the Demised Premises exceeding eighty (80) pounds live load per usable square foot of area which the floor was designed to carry or the amount prescribed by Law. Subject to the foregoing, Landlord reserves the right to prescribe the weight and position in the Demised Premises of all safes, file cabinets, bookshelves, business machines (other than desk-top machines), mechanical equipment and other heavy personal property. Such installations shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in settings sufficient, in Landlord's judgement, to absorb and prevent vibration, noise and annoyance to any occupant of the Building or adjacent properties.

          13.3 Tenant shall, before undertaking any Tenant's Work, at its cost and expense, obtain all permits, approvals and certificates required by any Governmental Authority and (upon completion) certificates of final approval thereof, and shall promptly deliver originals or duplicates of all such permits, approvals and certificates to Landlord or Managing Agent. Tenant agrees to carry and will cause Tenant's Agents to carry during any activities under this Article such workman's compensation, general liability, personal and property damage insurance as Landlord may reasonably require, naming Landlord as an additional insured as its interest may appear. Tenant agrees (a) to pay or cause to be paid promptly, when due, the entire cost of any work done by or for Tenant or any Sublessee upon the Demised Premises so that the Demised Premises shall be at all times free of claims or liens for labor or materials, or if any such liens arise, to discharge same pursuant to Section 13.4 hereof; and
(b) to defend, indemnify and hold Landlord harmless from and against any and all injury, loss, demands, claims or damages to any person or property occasioned by or in connection with Tenant's Work, to the extent not paid to Landlord by the carrier of any insurance, and except to the extent due to the gross negligence or willful misconduct of Landlord.

          13.4 Notwithstanding the foregoing, if any mechanic's or other lien is filed against the Demised Premises or the Building for work claimed to have been done for or materials or services furnished to Tenant or any Sublessee, whether or not done pursuant to this Article, the same shall be discharged by Tenant within ten (10) days after notice thereof from Landlord or Managing Agent, at Tenant's expense, by posting a bond or taking such other steps as may be required by Law. If Tenant fails to discharge such lien within such ten-day period, Landlord may do so on Tenant's behalf at Tenant's sole cost and expense.

          13.5 All fixtures and all paneling, partitions, railings, flooring, electrical conduits and cabling and like improvements installed in the Demised Premises at any time, either by Tenant or any Sublessee or by Landlord in Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises, unless Landlord, by notice to Tenant no fewer than thirty
(30) days prior to the expiration or sooner termination of this Lease, elects to relinquish Landlord's right thereto and to have same removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the Lease, at Tenant's sole cost and expense.

          13.6 Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of Tenant's or any Sublessee's moveable trade fixtures, equipment, office furniture, portable office partitions, removable work stations and associated wiring servicing such removable work stations, but upon removal of any such property from the Demised Premises or upon removal of other improvements as may be required by Landlord pursuant to the terms of this Lease, Tenant shall immediately and at its expense, repair and restore the area of the Demised Premises wherein the removed installation was located to the condition existing prior to installation and shall repair any damage to the Demised Premises or the Building due to such removal.

          13.7 All monies due Landlord or Landlord's agent or contractor by Tenant for work performed pursuant to Article 12 or this Article shall be paid within thirty (30) days of Tenant's receipt of an invoice therefor. All such monies which are not timely received by Landlord or Landlord's contractor shall accrue interest from the due date at the rate of Interest, or such higher rate as may normally be charged to Landlord by its contractor.

          13.8 Tenant shall promptly remove or correct any Tenant's Work not performed in accordance with this Article and, in the case of removal, restore the area of the Demised Premises wherein the removed Tenant's Work was located to the area's preexisting condition.

          13.9 Tenant, at its cost and expense, shall remove from the Demised Premises and the Building all boxes and other packaging resulting from Tenant's or any Sublessee's installations, alterations, renovations and decorating.

          14.    COMPLIANCE WITH LAWS
                 --------------------

          14.1 Tenant, at Tenant's sole cost and expense, shall promptly comply with (a) all present and future Laws of all Governmental Authorities and all changes therein applicable to Tenant or to the Demised Premises; (b) any direction of any public officer pursuant to Law; and (c) all Laws which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises whether or not arising out of Tenant's occupancy, use or manner of use thereof (including Tenant's Permitted Use). Nothing herein shall require Tenant to make structural repairs or alterations which are structural in nature unless Tenant's use of the Demised Premises or method of operation therein shall be in violation of any such Law or shall result in the Demised Premises or the Building being in violation of such Law.

          14.2 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest by appropriate proceedings, prosecuted diligently and in good faith, the validity or applicability to Tenant or the Demised Premises of any such Law, and Landlord, at Tenant's expense, shall cooperate with Tenant in such proceedings; provided that (a) Tenant shall defend, indemnify and hold Landlord harmless against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including, but not limited to, reasonable attorney's fees and other expenses reasonably incurred by Landlord; (b) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the sole cost and expense of Tenant; (c) such non-compliance or contest shall not subject Landlord to prosecution for a criminal offense; (d) such action shall not cause the Demised Premises or any part thereof or of the Real Estate to become subject to a lien or to be condemned or vacated; and (e) Tenant shall keep Landlord advised as to the status of such proceedings.

          14.3 Landlord represents and warrants that, as of the date hereof, Landlord has not received from a governmental authority having jurisdiction over the Building any written notice of violation alleging that the Demised Premises fails to comply with Laws.

          15.    ENVIRONMENTAL COMPLIANCE
                 ------------------------
          15.1 Tenant shall, at Tenant's own cost and expense, comply with the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.), the
                                                        -- ---
Comprehensive Environmental Response, Compensation & Liability Act (42 U.S.C. 9601 et seq.), the Spill Compensation and Control Act (N.J.S.A.
            -- ---
58:10-23.11 et seq.), any and all amendments thereto and regulations and
            -- ---
orders promulgated thereunder, and any other Environmental Law affecting the Demised Premises or the Real Estate, to the extent related to or arising out of the use or occupancy of the Demised Premises by Tenant or any Sublessee.

          15.2 Tenant shall, at Tenant's own cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation of the New Jersey Department of Environmental Protection, or the U.S. Environmental Protection Agency, or any other Governmental Authority having Environmental jurisdiction over the Real Estate or any portion thereof or the occupants thereof (collectively, an "ENVIRONMENTAL AUTHORITY") which are related to or arise out of the use and occupancy of the Demised Premises by Tenant or any Sublessee.

          15.3 Should any Environmental Authority determine that a cleanup or similar plan be prepared or that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes in or about the Real Estate caused by Tenant, any Sublessee or the employees of either, then Tenant shall, at Tenant's own expense, promptly and diligently prepare and submit the required plans and financial assurances, and carry out the approved plans to the Satisfaction of such Environmental Authority. Tenant acknowledges that its obligations under this Article may arise if there is any closing, termination or transfer of operations of Tenant or any Sublessee which is classified as an industrial establishment, or from a transfer of the Real Estate or any portion thereof which falls under the purview of an Environmental Authority.

          15.4 At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord or Managing Agent or by any Environmental Authority for preparation of non-applicability affidavits and similar documents for submission to such Environmental Authority, and shall promptly sign such affidavits when requested by Landlord or Managing Agent.

          15.5 By no later than the end of Spring, 1996, the evaporative condenser units for the Building shall be in operation. Landlord, or an entity of Landlord's choice, shall perform the following services if and when necessary, as reasonably determined by Landlord:
                 1. Drain the units at the close of each cooling season. At the beginning of the cooling season, in accordance with the Wisconsin Protocol Guidelines, the units will be: mechanically cleaned; disinfected with an oxidizing biocide; treated with a low or non-foaming dispersant; and, if needed, treated with scale inhibitors or anticorrosives which do not interfere with the effectiveness of the oxidizing biocide.

                 2. Develop a reasonable treatment program that will optimize thermal performance and ensure efficient operation and maximum service life.

                 3. Include equipment for continuous monitoring of microbiocide levels in the water and automatic addition of microbiocides to maintain reasonably satisfactory levels in the units at all times.

                 4. Undertake standard microbiological monitoring to the extent reasonably necessary to optimize thermal performance and ensure efficient operation and maximum service life.

          16.    ASSIGNMENT; SUBLEASING
                 ----------------------

          16.1 Tenant, for itself, its legal representatives, creditors, heirs, distributees, administrators, trustees, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge or otherwise encumber this Lease; nor, except as specifically set forth below, underlet, or suffer or permit the Demised Premises or any part thereof to be used by anyone other than the Tenant named in Section 1.1.

          16.2 For purposes of this Article, any occupancy arrangement (including, without limitation, verbal agreements, management agreements, concessions, licenses and space-sharing agreements or arrangements) affecting all or any part of the Demised Premises during the term of this Lease, other than a direct lease with Landlord or an assignment of this Lease permitted hereunder, shall be referred to as a "SUBLEASE"; and any user or occupant of all or part of the Demised Premises, other than the Tenant or an assignee permitted under this Article shall be referred to as a "SUBLESSEE."

          16.3 If Tenant shall desire to assign this Lease, or to permit a Sublessee to use or occupy all or any portion of the Demised Premises (to "SUBLEASE" or a "SUBLEASING"), Tenant shall first submit in writing to Landlord or Managing Agent a notice

("TENANT'S TRANSFER NOTICE") setting forth in reasonable detail:

                 (a) the identity and address of the proposed assignee or Sublessee;
                 (b) the terms and conditions of the assignment or Subleasing;

                 (c) the nature and character of the business of the proposed assignee or Sublessee and its proposed use of the Demised Premises;

                 (d) evidence that the proposed assignee or Sublessee is a United States citizen or a partnership or corporation qualified to do business in the State of New Jersey and organized and in good standing under the laws of one of the States of the United States;

                 (e) banking, financial and other credit information relating to the proposed assignee or Sublessee reasonably sufficient to enable Landlord to determine the proposed assignee's or Sublessee's financial responsibility; and
                 (f) in the case of a Subleasing of only a portion of the Demised Premises, plans and specifications for Tenant's layout, partitioning, and electrical installations for the portion of the Demised Premises to be subleased.

          16.4 (a) If the nature and character of the business of the proposed assignee or Sublessee, and the proposed use and occupancy of the Demised Premises, or any portion thereof, by the proposed assignee or Sublessee, is in keeping and compatible with the Permitted Use and the dignity and character of the Building, then, subject to compliance with the requirements of this Article, Landlord agrees not to unreasonably withhold its consent to any such proposed assignment or Subleasing; provided, however, that Tenant shall, in Tenant's Transfer Notice, advise Landlord of Tenant's intention to assign this Lease or to permit a Subleasing of all or any part of the Demised Premises, from, on and after a stated date (which date shall not be less than sixty (60) days after the sending of Tenant's Transfer Notice), in which event Landlord shall have the right ("LANDLORD'S RECAPTURE RIGHT"), to be exercised by giving written notice ("LANDLORD'S RECAPTURE NOTICE") to Tenant within thirty (30) days, to recapture the space described in Tenant's Transfer Notice. Landlord's Recapture Notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date which shall be the later of (1) the date set forth in Tenant's Transfer Notice as the commencement of the proposed assignment or Sublease, or (2) the date that Landlord receives a temporary or permanent certificate of occupancy permitting the assignee's or Sublessee's occupancy of the relevant portion of the Demised Premises.

                 (b) If less than all of the Demised Premises are recaptured by Landlord, Landlord shall construct and erect such partitioning and modify Building systems as may be required to separate the space retained by Tenant from the space recaptured. The cost of such alterations shall be borne fully and exclusively by Tenant, shall constitute additional rent hereunder and shall be payable to Landlord within thirty (30) days following a statement to Tenant from Landlord or Managing Agent for the amount thereof. The Minimum Rent and/or the Adjusted Minimum Rent, Tenant's Occupancy Percentage, and Tenant's Allotted Parking shall be adjusted pursuant to a written amendment to this Lease on the basis of the number of square feet retained by Tenant in proportion to the number of square feet demised under this Lease immediately prior to such recapture; and this Lease, as so amended, shall continue thereafter in full force and effect as to the portion of the Demised Premises retained by Tenant.

          16.5 In addition to the foregoing requirements, (a) no Sublease shall violate any Law or result in the occupancy of the Demised Premises by more than two sole proprietors, firms, partnerships or corporations, including the Tenant hereunder; (b) no Sublease shall be for a term of less than two years, unless the unexpired term of this Lease shall be less than two years at the commencement of the Sublease; (c) no assignee or Sublessee shall be an existing tenant of, or any party then negotiating for space in, the Building, or any other land or building in the office park in which the Building is located which is (1) owned by Landlord, Bellemead or any affiliate of either or any partnership in which Landlord or Bellemead or an affiliate of either is a partner, or (2) managed by Bellemead or an affiliate of Bellemead (any such property referred to under subsection 16.5(c)(1) or (2) being hereinafter referred to as an "AFFILIATED PROPERTY"); (d) no Sublease shall result in the occupancy of less than 1,000 square feet of space; (e) there shall be no Default under any of the terms and conditions of this Lease at the time of Tenant's Transfer Notice or at the effective date of such assignment or Subleasing; (f) no Subleasing shall be for a rental rate less than that currently being charged for comparable space in the Building or any Affiliated Property; and (g) Tenant shall pay when due all brokerage or similar commissions arising from any assignment or Sublease.

          16.6 Anything to the contrary in this Article notwithstanding, Landlord shall not consent to any assignment or Sublease unless Tenant agrees at the time of the proposed assignment or Sublease and in Tenant's Transfer Notice to pay over to Landlord fifty percent (50%) of (a) all consideration (of whatever nature) that would be payable by the prospective assignee or Sublessee to Tenant, whether in one or more payments or transfers and whether pursuant to such assignment or Sublease or any other agreement related thereto, which exceeds (b) the pro rata share of the Adjusted Minimum Rent plus Tenant's Share of Taxes allocable to the Demised Premises, or the relevant portion thereof, payable by Tenant hereunder.

          16.7 Any Sublease must specifically provide that (a) it shall be subject and subordinate to all of the terms and conditions of this Lease; (b) the use of the Demised Premises thereunder shall be restricted exclusively to the Permitted Use; (c) the term thereof shall not extend beyond the Expiration Date; (d) no Sublessee or its heirs, distributees, executors, administrators, legal representatives, trustees, successors or assigns, without the prior consent of Landlord in each instance, which consent Landlord may withhold in its absolute discretion, shall (1) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any Sublease, in whole or in part, (2) Sublease or permit the Subleasing of, that part of the Demised Premises affected by such Subleasing or any portion thereof, or (3) permit such part of the Demised Premises affected by such Subleasing or any part thereof to be occupied or used, by any person other than such Sublessee; and (e) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease, whether voluntary, involuntary or by operation of Law, prior to the expiration date of such Sublease, including any extensions and renewals granted thereunder, the Sublessee, at Landlord's option and in its sole discretion, shall either vacate the Demised Premises or shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the Sublessee shall execute and deliver within five (5) business days after request by Landlord. The Sublessee shall waive the provisions of any Law now or hereafter in effect which may give the Sublessee any right of election to terminate the Sublease or to surrender possession of the Demised Premises in the event any proceeding is brought by Landlord to terminate or assume this Lease.

          16.8 No assignee or Sublessee shall receive any credit whatsoever from Landlord for security deposits, rent or any other monies paid to Tenant unless same shall have been actually received and receipted by Landlord.

          16.9 Each of the following events shall be deemed to constitute an "ASSIGNMENT" of this Lease and shall require the prior written consent of Landlord in each instance as provided in this Article; any person or entity making an assignment shall be referred to herein as an "ASSIGNOR", and any person or entity to whom an assignment is made shall be referred to herein as an "ASSIGNEE":

          (a) Any assignment or other transfer of this Lease by operation of Law;

          (b) Any hypothecation, pledge or collateral assignment of this Lease;

          (c) Any assignment or other transfer of this Lease in connection with bankruptcy or creditor's rights;
          (d) Any transfer or acquisition, whether in a single transaction or cumulatively, of (1) the majority of the issued and outstanding stock or voting interests of a corporate Tenant, except as may occur through public trades on any recognized security exchange or over-the-counter market; (2) a majority of the equitable or voting interests of a Partnership Tenant; or (3) any general partnership interest of a Partnership Tenant (each of the foregoing being referred to as a "CONTROLLING INTEREST");

          (e) Any issuance (other than in a public offering) of an interest or interests in Tenant (whether stock or partnership interests or otherwise) to any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, such that following such issuance, such person, entity or group shall hold a Controlling Interest in Tenant.

          16.10 Tenant, its Sublessees, and their respective legal representatives, heirs, distributees, executors, administrators, trustees, creditors, successors and assigns acknowledge and agree that the restriction that Landlord's consent under certain circumstances to a proposed assignment of this Lease or to a Subleasing shall not be unreasonably withheld shall not be intended or construed as an agreement or covenant on the part of Landlord, but rather as a qualification on Tenant's covenant not to assign this Lease or enter into or permit any Sublease; and it is further agreed that Landlord shall not be liable in damages or subject to liability of any kind or nature whatever by reason of Landlord's failure or refusal to grant its consent to any proposed assignment of this Lease or Subleasing of the Demised Premises, the sole and exclusive recourse being a declaratory judgment on the question of Landlord's reasonableness.

          16.11 It is a condition to the effectiveness of any assignment otherwise complying with this Article that (a) Tenant shall increase on Landlord's demand the amount of Security deposited with Landlord by a sum to be reasonably determined by Landlord and (b) the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease, and agrees that the provisions of this Article shall continue to be binding upon it in respect of all future assignments of this Lease. No assignment of this Lease shall release the assignor or any guarantor or obligor hereof from its continuing obligations to Landlord under this Lease or any renewals extensions or modifications thereof, except as expressly herein provided; and Tenant its guarantors and obligors and any subsequent assignor shall continue to remain jointly and severally liable (as primary obligor) for all of Tenant's obligations hereunder.

          16.12 Tenant, at its expense, covenants to obtain all permits, approvals and certificates of occupancy required by any Governmental Authority for any work or in connection with any assignment of this Lease or any Sublease and any alterations to the Demised Premises in connection therewith, and Tenant shall deliver copies of the same to Landlord prior to the commencement of work, if work is to be done, and prior to the occupancy of any or all of the Demised Premises by the assignee or Sublessee. All such alterations shall be in strict compliance with Article 13 hereof. Tenant shall submit a duplicate original counterpart of the assignment or Sublease to Landlord within five (5) business days of the date of execution.

          16.13 If Landlord withholds its consent to any proposed assignment or Sublease as permitted in this Article, or if Landlord exercises Landlord's Recapture Right under Section 16.4, Tenant shall indemnify, defend and hold harmless Landlord against and from all loss, liability, damage, cost and expense (including attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or Sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or Sublease.

          16.14 If Landlord consents to any proposed assignment or Sublease and Tenant fails to consummate the assignment or Sublease to which Landlord consented within forty-five (45) days after the giving of such consent, Tenant shall be required again to comply with all of the provisions and conditions of this Article before assigning this Lease or Subleasing all or part of the Demised Premises.

          16.15 The joint and several liability of the named Tenant and any immediate or remote successor in interest of the named Tenant for the due performance and observance of all covenants and conditions to be performed and observed by Tenant hereunder shall not be impaired by any agreement of Landlord or Managing Agent extending the time for such performance or observance or by Landlord or Managing Agent's waiving or failing to enforce any provision of this Lease.

          16.16 The listing of any name other than that of Tenant or any permitted assignee or Sublessee on any door of the Demised Premises or on any directory or in any elevator in the Building or otherwise shall be at Landlord's sole discretion, and shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent required under this Article, and it is understood that any such listing shall constitute a license extended by Landlord which shall be revocable at Landlord's will by written notice to Tenant.

          16.17 If this Lease is assigned, or if the Demised Premises or any part thereof is subleased, Landlord may, after a Default, collect rent directly from the assignee or Sublessee and apply the net amount collected to the rent herein reserved; but no such assignment, Subleasing or collection shall be deemed a waiver of this covenant or the acceptance of the assignee or Sublessee as a tenant, or a release of Tenant from the further performance by Tenant of any of the covenants on the part of Tenant contained herein; and no such collection of rent by Landlord shall be characterized as a termination, cancellation or modification of this Lease, unless Landlord so notifies Tenant in writing.

          16.18 Any provisions of this Article to the contrary notwithstanding, but subject to the other terms, conditions and provisions contained in said Article, including but not limited to Section 16.3:

                 (a) Any corporate Tenant shall have the right, without the consent of Landlord and free of Landlord's Recapture Right, but after Landlord's receipt of Tenant's Transfer Notice, to assign this Lease or sublease all or any part of the Demised Premises to any corporation controlling, controlled by or under common control with Tenant; provided that no such assignee shall further assign this Lease or Sublease any or all of the Demised Premises and no such Sublessee shall assign or encumber its Sublease or further sublease all or any part of the Demised Premises; and provided, further, that any event resulting in such assignee or Sublessee ceasing to be a corporation controlling, controlled by or under common control with Tenant shall be deemed to be an assignment or Sublease requiring the prior consent of Landlord pursuant to the provisions of this Article and Tenant shall thereupon comply with all provisions of this Article applicable thereto. For purposes hereof, "CONTROL" means ownership of at least eighty percent (80%) of the issued and outstanding voting stock of such corporation.

                 (b) Any corporate Tenant shall also have the right, without the consent of Landlord and free of Landlord's Recapture Right, but after Landlord's receipt of Tenant's Transfer Notice, to assign this Lease to any corporation succeeding to Tenant by merger or consolidation in accordance with applicable statutory provisions for merger or consolidation of corporations or by purchase of all or substantially all of Tenant's assets; provided that subsequent to such merger, consolidation or purchase, the shareholder's equity (capital stock, additional paid-in capital and retained earnings) of the successor corporation or the purchasing corporation, as the case may be, shall be at least equal to the shareholder's equity of Tenant immediately prior to such merger, consolidation or purchase and this fact shall be so certified by the chief financial officer of the assignor and the assignee.

                 (c) It is Landlord's intent to permit assignment and Subleasing pursuant to this Section exclusively as an accommodation to the bona fide and legitimate business organizational needs of Tenant, and notwithstanding the provisions hereof, no assignment of this Lease or Subleasing of all or any part of the Demised Premises without Landlord's consent hereunder shall be permitted where the sole or primary purpose of such assignment or Subleasing is to permit occupancy of all or any part of the Demised Premises by a third party in avoidance of Landlord's consent, or in the case of a corporation's purchasing all or substantially all of Tenant's assets, where this Lease constitutes all or a substantial portion of such assets.

                 (d) Tenant shall promptly give Landlord prior written notice of any assignment of this Lease or Subleasing as required under this Section accompanied by all documentation required by Landlord to establish compliance with the requirements of subsections (a) and (b) above, and Tenant shall also promptly provide Landlord with a copy of any executed instrument of merger, consolidation or assignment or the executed Sublease, as the case may be.

          17.    NOTIFICATION BY TENANT
                 ----------------------
          17.1 Tenant shall inform Landlord or its Managing Agent immediately in case of fire or accident within the Demised Premises or elsewhere upon the Real Estate if involving Tenant, any Sublessee, or the employees or Visitors of either, or if Tenant has actual knowledge of such fire or accident.

          18.    RULES AND REGULATIONS
                 ---------------------

          18.1 Tenant, for itself and for any Sublessee and their employees and Visitors, covenants to comply with the Rules and Regulations. Landlord and Managing Agent shall have the right to make reasonable additions and amendments to the Rules and Regulations from time to time, and Tenant, on behalf of itself, any Sublessee and their employees and Visitors, agrees to comply with such additions and amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building.

          19.    PEACEABLE ENJOYMENT
                 -------------------

          19.1 Subject to the terms and provisions of this Lease and to all mortgages and ground leases of record to which this Lease may be or may become subordinate, Tenant, upon timely payment of all Minimum Rent, Adjusted Minimum Rent, additional rent, and other monies due and payable by Tenant hereunder and upon Tenant's observing, keeping and performing all of the other terms and provisions of this Lease, shall. lawfully, peaceably and quietly have, hold, occupy and enjoy the Demised Premises during the term hereof.

          20.    SURRENDER
                 ---------
          20.1 Upon the last day of the term of this Lease, or the sooner termination thereof, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear; and the Demised Premises and the remainder of the Real Estate shall be free of any and all hazardous substances, wastes or conditions which were deposited or caused by Tenant, or any of its representatives, officers, employees or Visitors.

          20.2 Prior to or upon the expiration or sooner termination of this Lease, Tenant, at its own cost and expense shall remove from the Demised Premises all trade fixtures, partitions, equipment, personal property, or other improvements required to be removed from the Demised Premises pursuant to Article 13 without injury to the Demised Premises. All such property that is not removed from the Demised Premises prior to the expiration or sooner termination of this Lease shall be, at the election of Landlord and with absolutely no liability whatsoever to Tenant or any Sublessee, either (a) retained or disposed of by Landlord as its own property without any obligation whatsoever to Tenant or any Sublessee or
(b) removed from the Demised Premises and disposed of by any means whatsoever by Landlord, at Tenant's sole cost and expense.

          20.3 Tenant's obligation to observe the covenants contained in this Article shall survive the expiration or sooner termination of this Lease.

          20.4 Notwithstanding anything to the contrary contained herein, if the last day of the term of this Lease or any renewal or extension thereof falls on Sunday, this Lease shall expire at noon the preceding Saturday; if the last day of the term of this Lease or any renewal or extension thereof falls on a Legal Holiday, this Lease shall expire at noon on the preceding business day.

          21.    HOLDING OVER
                 ------------
          21.1 Tenant shall pay Landlord one hundred fifty percent (150%) of the fair market rental value of the Demised Premises, as reasonably determined by Landlord (but in no event less than one hundred fifty percent (150%) of the Adjusted Minimum Rent then applicable under the Lease) for each month or partial month during which Tenant or any Sublessee retains possession of the Demised Premises, or any part thereof, after the expiration or earlier termination of this Lease.

          21.2   Nothing contained in this Lease, nor the paying by

Tenant and acceptance by Landlord or Managing Agent of holdover rent, nor any verbal consent by anyone nor any detrimental reliance by Tenant or any Sublessee, shall be construed as a consent by Landlord to the occupancy or possession by Tenant or such Sublessee of the Demised Premises or any portion thereof beyond tha Expiration Date or sooner termination of the term hereof, unless consented to in writing by Landlord in its sole discretion. Landlord, upon the Expiration Date or sooner termination of the term hereof, shall also be entitled to consequential damages and to the benefit of all other available legal remedies for summary possession of the Demised Premises.

          22.    INDEMNITY
                 ---------

          22.1 Tenant shall be liable for the acts and omissions of Tenant, its Sublessee(s) and any Visitors with respect to the Real Estate. In accordance therewith but except as to matters for which Landlord is required to indemnify Tenant under Section 22.3 hereof, Tenant shall defend, indemnify and hold harmless Landlord, its directors, officers, partners, employees, shareholders and agents and their predecessors in interest and successors and assigns against and from (a) any and all claims
(1) arising from the conduct of Tenant or any Sublessee, or the employees or Visitors of either, or of any business or any work or thing whatsoever done to the Demised Premises by Tenant or its Visitors, or any condition created in or about the Demised Premises by Tenant or its Visitors during the term of this Lease or (2) arising from any negligent or otherwise wrongful act or omission of Tenant or any Sublessee, or the employees or Visitors of either; (b) any failure by Tenant or any Sublessee to comply with the provisions of this Lease; (c) all costs, expenses and liabilities incurred by Landlord in connection with each such claim or action or proceeding brought thereon, including but not limited to all reasonable legal fees and expenses; and (d) any damages suffered by Landlord due to the holding over in the Demised Premises by Tenant or any Sublessee beyond the expiration or sooner termination of this Lease.

          22.2 In case any action or proceeding shall be brought against Landlord or any of the foregoing indemnities by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding with counsel previously and reasonably approved by Landlord.

          22.3 Except to the extent caused by Tenant, its agents, contractors or employees, Tenant's Sublessees or Visitors, Landlord shall defend, indemnify and hold harmless Tenant, its directors, officers, partners, employees, shareholders and agents and their predecessors in interest and successors and assigns against and from any and all claims, loss, cost, liability, damage, fine, penalty and expense (including reasonable attorney's fees and disbursements) in connection with or arising out of Landlord's negligent acts or omissions in the Real Estate, provided however that in no event shall Landlord be liable for consequential damages.

          23.    INDUCEMENT PAYMENT
                 ------------------

          23.1 Landlord shall reimburse Tenant for its reasonable and documented expenses incurred by Tenant in performing Tenant Work, provided that (1) Landlord receives from Tenant, within one hundred fifty (150) days after the Commencement Date, invoices marked "PAID" or other reasonable proof of payment evidencing the expenses Tenant incurred in performing Tenant's Work, (2) the extent of Landlord's reimbursement does not exceed the amount of the Construction Credit, (3) on the date Landlord reimburses Tenant, Tenant is not then in breach of the Lease and (4) Landlord receives from Tenant within one hundred fifty (150) days after the Commencement Date a written notice specifically referencing this Section.

          24.    SERVICES TO BE PROVIDED BY LANDLORD
                 -----------------------------------

          24.1 Subject to the other provisions hereof, Landlord shall maintain in good working order and repair the exterior and the structural portions of the Building, including the structural portions of the Demised Premises, the common portions of the Building interior and the Building plumbing, electrical, HVAC systems, including those Building systems serving the Demised Premises. Such services shall be included in Operating Costs. Tenant agrees to give prompt notice to Landlord or Managing Agent of any condition in the Demised Premises in need of repair.

          24.2 So long as no Event of Default has occurred, Landlord shall provide the following services to Tenant, the cost of which services shall be included in Operating Costs:

                 (a) Public elevator service on business days from 8 a.m. to 6 p.m. and one elevator subject to call at all other times.

                 (b) Subject to Article 26, HVAC to the Demised Premises and the Building.

                 (c) Water for ordinary lavatory purposes; provided, however, if Tenant uses or consumes water for any other purposes or, in Landlord's reasonable opinion, in quantities per square foot of Demised Premises which are in excess of the Building average, Landlord may install a water meter at Tenant's cost and expense to register such water consumption; Tenant shall thereafter maintain the water meter in good working order and repair and shall be obligated to pay Landlord as additional rent for water consumed as shown on said meter.

                 (d) Subject to the Cleaning Service Rider and Article 27, cleaning service for the Demised Premises and for the common areas of the Building.

                 (e) The listing of Tenant's name on the Building lobby directory, if any; provided that any changes to Tenant's listing on said directory or any other directory in the Building or on the remainder of the Real Estate shall be (1) in conformity with Landlord's Building standard design, (2) prepared by Landlord and at Tenant's expense, if subsequent to the Commencement Date; and (3) for the Tenant named in Article 1 or such Sublessee or assignee permitted in strict compliance with Article 16. Landlord shall have no obligation to list more than two names on the Building lobby directory.

          24.3 Landlord reserves the right to stop any of the services to be provided hereunder when reasonably necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which Landlord, in its reasonable discretion, may deem necessary or desirable, without same affecting Tenant's obligations hereunder.

          25.    ELECTRICITY
                 -----------

          25.1 Landlord's obligation to supply electric current shall be limited to the current required to power the Building standard HVAC systems, elevators, and the lighting of common areas of the Building and the Real Estate, the costs of which shall be included in Operating Costs.

          25.2 Tenant shall arrange with the appropriate utility to purchase and pay for all of the electric current requirements for light and power used in connection with Tenant's use and occupancy of the Demised Premises, including all electrical power for Tenant's office equipment and for any special electrical or mechanical equipment serving only the Demised Premises. Landlord shall furnish and install an electric meter for the measurement of the consumption of Tenant's electric current as herein provided.

          25.3 Tenant shall in a timely manner execute any and all forms or applications for electric service, and shall provide any security required by the local utility company supplying electric current to the Building for the metering of all electric current and power required for the operation of the electrical equipment of any nature whatsoever and lights within or serving the Demised Premises.

          25.4 As an alternative to the obligations of Landlord and Tenant as set forth in Sections 25.1 and 25.2 above, Landlord may elect, at its option, to meter and furnish the electric current to the entire floor of which the Demised Premises forms a part or the Building, in which case Tenant shall pay as additional rent Tenant's share of Landlord's cost therefor. Tenant's share of costs under this Section shall be based upon a percentage which the area of the Demised Premises bears to the total rentable area of the floor or Building which is served by said meter.

          25.5 Tenant shall not bypass or otherwise adversely affect the proper operation of any electrical or other utility meter.

          26.    HEATING, VENTILATION AND AIR CONDITIONING
                 -----------------------------------------

          26.1 Landlord shall provide and furnish Building HVAC to the Demised Premises and the Building between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, other than Legal Holidays. Any special HVAC requirements of Tenant shall be at Tenant's sole cost and expense.

          26.2   At all other times not otherwise provided for in Section
26.1 above, Landlord agrees that it shall provide after-hours HVAC, upon written or telephone request from Tenant at least eight (8) business hours in advance of such extra hours of operation, stating the hours of operation desired, for which Tenant shall pay to Landlord as additional rent hereunder, a sum equal to one hundred dollars ($100.00) per hour per floor or portion thereof, for providing HVAC, that charge being intended to cover Landlord's cost for providing same. If during the term of this Lease, or any renewal hereof, Landlord's cost for providing after-hours HVAC shall increase by virtue of utility rate increases or fuel cost increases or wage increases, the above-specified hourly charge shall be adjusted from time to time to reflect said increases. In addition to the foregoing, should there be any charges incurred by Landlord for attendant engineers or for similar additional requirements as may be imposed from time to time by any Governmental Authority, collective bargaining agreement or the like, Tenant agrees to reimburse Landlord for its out-of-pocket expenses incurred in connection therewith, related to the after-hours service requested by Tenant.

          26.3 If one or more tenants in the Building have requested in writing of Landlord that Landlord furnish space outside of the Demised Premises with after-hours HVAC and, by so complying with that request, Landlord furnishes Tenant with after-hours HVAC for all or any part of the extra hours that Tenant has requested Landlord furnish to Tenant HVAC service, then, Tenant's obligation to pay Landlord for those extra hours of HVAC service that overlap with extra hours of HVAC service furnished to other tenant(s) shall be equitably prorated by Landlord, as Landlord may reasonably determine and which determination Tenant agrees shall be conclusive.

          27.    CLEANING SERVICES
                 -----------------

          27.1 Landlord shall maintain the grounds, common areas and Parking Areas, and, so long as no Event of Default has occurred and is continuing hereunder, such other cleaning services within the Demised Premises as are set forth on the Cleaning Service Rider.

          27.2 Tenant acknowledges that Landlord shall not cause to be cleaned any portions of the Demised Premises not used as office areas (e.g., closets, storage rooms, mailrooms, computer areas, laboratories, private lavatories and areas used for the storage, preparation, service or consumption of food or beverages), unless Landlord receives from Tenant written request for such special cleaning in which case Landlord shall cause such special cleaning to be performed and Tenant shall pay Landlord on demand for such special cleaning, at Landlord's prevailing rates, as Additional Rent. Tenant shall pay directly to Landlord the cost of removal from the Demised Premises of any of Tenant's refuse or rubbish, including large cartons or other containers or refuse, in excess of that generated from the day-to-day operation of an executive and administrative office of Tenant's size; and Tenant, at Tenant's expense, shall cause all portions of the Demised Premises not used as office areas (and not otherwise cleaned) to be cleaned daily in a manner and by a person or entity reasonably satisfactory to Landlord. Tenant, at Tenant's expense, also shall cause any portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be exterminated against infestation by vermin, rodents, bugs and insects both on a regular basis and whenever there shall be evidence of any infestation.

          27.3 Tenant shall contract directly with Landlord or, at Landlord's option, directly with Landlord's contractors, for the removal of garbage, excess refuse and rubbish, for cleaning services in excess of those furnished by Landlord, and for the extermination services required hereunder.

          28.    LANDLORD'S ACCESS TO DEMISED PREMISES AND ALTERATIONS
                 -----------------------------------------------------

          28.1 (a) Landlord or Landlord's employees or agents, shall have the right to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours and on reasonable prior notification, either oral or written, as Landlord may reasonably determine (or in the event of an emergency, at any time and without any prior notification whatsoever) (1) to examine the Demised Premises and to show them to the holders of mortgages or prospective purchasers, mortgagees or lessees of the Building; (2) for the purpose of making such repairs or changes in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by Law or in order to repair, maintain or improve the Demised Premises or any other portion of the Building or its fixtures or facilities; and (3) during the last twelve (12) months of the term of the Lease, for the purposes of showing the Demised Premises to prospective tenants. Tenant shall permit Landlord to use, maintain, replace and improve pipes, conduits and supports in and through the Demised Premises and to erect new pipes and conduits and structural members therein or therethrough, provided such new installations are concealed within walls, floors, or ceilings. Landlord may, during the progress of any work in or about the Demised Premises, take all necessary materials and equipment therein or therethrough without the same constituting an eviction.

                 (b) If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's employees or agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and, provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its employees or agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's or any Sublessee's property therefrom and shall have ceased its use of the Demised Premises, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent and without incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or any of Tenant's obligations hereunder.

          28.2 Landlord, its agents and employees shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor (a) to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (b) to make repairs, alterations or improvements to any portion of the Building; (c) to perform any work that may be necessary to comply with any Laws of any Governmental Authority having jurisdiction over the Demised Premises or the Building or to prevent waste or deterioration of the Demised Premises or the Building; (d) to change the name, number or designation by which the Building may be known; or (e) to change any lawns, sidewalks, driveways, Parking Areas or streets adjacent to or around the Building.

          28.3 Landlord shall use reasonable efforts to minimize its disturbance of Tenant in undertaking the activities described in this
Article in or adjacent to or affecting the Demised Premises, and Landlord shall not be liable to Tenant by reason of any inconvenience, annoyance or injury to business arising from any of the aforementioned alterations, additions, and improvements, except that Landlord shall be liable for property damage, property loss or personal injury determined to be caused by the negligence of Landlord.

          29.    LIMITATION OF LIABILITY
                 -----------------------

          29.1 Notwithstanding anything to the contrary contained herein, each and every term, covenant, condition and provision of this Lease, is hereby made specifically subject to the provisions of this Article.

          29.2 The term "LANDLORD" as used in this Lease means only the current Landlord or Building Lessor, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds then being held under this Lease by Landlord, such Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and the transferee shall be and hereby is deemed to have assumed all of the obligations of Landlord hereunder. The foregoing provision shall be self-operative and shall be deemed to occur automatically without further agreement between Landlord and Tenant.

          29.3 It is further specifically understood and agreed that notwithstanding anything to the contrary contained herein or otherwise provided at Law or in equity, there shall be absolutely (a) no liability whatsoever to Landlord or any lessor of the Land (a "LAND LESSOR") in excess of either's interest in the Real Estate, (whether any of the foregoing be an individual, proprietorship, corporation, joint venture, tenancy in common, firm, partnership or other entity); (b) no personal liability whatsoever on the part of the members of any firm, proprietorship, partnership, joint venture or other unincorporated Landlord or Land Lessor with respect to any of the terms, covenants and/or conditions of this Lease; and (c) no personal liability on the part of any director, officer, or employee of any Landlord or Land Lessor. In the event of a breach or default by Landlord of any of its obligations under this Lease or any claim or suit in respect of this Lease or the Demised Premises or the Real Estate or any portion thereof, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, and no judgment shall be entered against any individual, director, officer, employee, partner, proprietor or joint venturer of Landlord or Land Lessor or any of their predecessors in interest or successors in interest, such exculpation of personal and additional liability which is in excess of such person's or partnership's interest in the Real Estate to be absolute and without any exception whatsoever.

          29.4 If at any time any windows of the Demised Premises are temporarily closed, darkened, blocked or bricked up (or permanently closed, darkened, blocked or bricked up, if required by Law or if reasonably necessary in connection with any improvements to the Real Estate) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby; and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent; nor shall the same release Tenant from its obligations hereunder nor constitute an eviction or partial eviction.

          29.5 Landlord shall not be liable for failure to furnish any services or take any other action required to be provided by it hereunder by reason of conditions beyond Landlord's reasonable control, nor for consequential damages arising therefrom. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord or its employees or agents by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions, improvements or installations in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article shall not apply in the case of fire or other casualty which are not the responsibility of Tenant and which shall be governed by Article 31 hereof.

          30.    PROPERTY LOSS; DAMAGE; TENANT'S INSURANCE
                 -----------------------------------------

          30.1 Tenant and any Sublessee, at their sole cost and expense, shall procure, provide and maintain in force during the term of this Lease "All Risk" insurance, to be written by a good and solvent insurance company qualified to write insurance in the State of New Jersey, reasonably satisfactory to Landlord or Managing Agent, and having a policyholders' rating of no less than A/XII as determined by the AM Best Company, or any successor thereto, which shall cover Tenant's (or Sublessee's) personal property, equipment and improvements in the Demised Premises or elsewhere on the Real Estate against loss or damage by theft, vandalism, fire and any other hazards or casualties in an amount sufficient to provide for the actual replacement cost thereof. Neither Landlord nor its employees or agents shall be obligated to make any repair or reimburse Tenant for any act or loss to be covered by the insurance required hereunder.

          30.2 Landlord or its contractors or agents shall not be liable for any loss of or damage to any property of Tenant or of others whatsoever, whether by reason of theft, burglary or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, except to the extent determined to be due to the negligence or willful misconduct of Landlord. Landlord and its employees and agents shall not be liable for any such damage caused by other tenants or persons in, upon or about the Real Estate or caused by construction or operations of any private, public or quasi-public work.

          30.3 Should Tenant or any Sublessee be self-insured for all or any portion of any loss or damage to its property, or should Tenant's or any Sublessee's insurer be unwilling or unable to compensate Tenant or such Sublessee in full for such damage, Tenant and all such Sublessees shall be deemed to have released and waived all right of recovery for such damage against Landlord by Tenant or anyone claiming through or under Tenant by way of subrogation or otherwise.

          30.4 Landlord shall endeavor to have its cleaning contractors lock all exterior doors to the Demised Premises and activate simple alarm systems, if any; however, Tenant covenants to insure against all loss or damage arising out of Landlord's or its cleaning contractor's failure to lock doors or activate alarms, and notwithstanding anything to the contrary contained herein, neither Landlord nor its cleaning contractors nor any of their employees or agents shall be held liable for any loss or damages arising therefrom.
          30.5 Tenant and any Sublessee at its sole cost and expense, shall also procure, provide and maintain in force during the term of this Lease comprehensive general liability insurance, which (a) shall be written by good and solvent insurance companies qualified to write insurance in the State of New Jersey, reasonably satisfactory to Landlord, and having a policyholders' rating of no less than A/XII as determined by the AM Best Company, or any successor thereto; (b) shall include coverage for personal liability, contractual liability, Tenant's (or Sublessee's) legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on, in or from the Demised Premises and Tenant's (or Sublessee's) use and occupancy of the Demised Premises; (c) shall provide coverage for any one occurrence or claim of not less than $2,000,000; and shall insure against such other perils and in such amounts as Landlord or Managing Agent may from time to time reasonably require upon not less than ninety (90) days' prior written notice.
          30.6 Each of the insurance policies required in this Article shall include Landlord, Managing Agent, and any Land Lessor as additional insureds (as their respective interests shall appear) and shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured, and contain an undertaking by the insurer that no material change adverse to Landlord, any Land Lessor or Tenant (or Sublessee) will be made and such policy will not lapse or be cancelled, except after not less than thirty (30) days' prior written notice to Landlord of the intended change, lapse or cancellation. Any such notice shall not relieve Tenant of any of its obligations hereunder. On or before the Commencement Date and thereafter, at least thirty (30) days prior to the expiration date of any policy, Tenant agrees to deliver to Landlord a duplicate original of the aforesaid policies or a certificate thereof reasonably satisfactory to Landlord; and Tenant (and any Sublessee) shall further modify such policies and certificates within ten (10) business days of being notified to reflect any change in Landlord, Land Lessor, or Managing Agent.

          31.    DAMAGES BY FIRE OR OTHER CASUALTY
                 ---------------------------------

          31.1 If the Building or the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall immediately inform Landlord or Managing Agent thereof, and this Lease shall continue in full force and effect, except as hereinafter set forth.

          31.2 Tenant waives the benefit of N.J.S.A. 46:8-6, and N.J.S.A. 46:8-7 and any similar Law. Except as specifically provided in this Article, Tenant agrees that it shall not be relieved of the obligations to pay Minimum Rent, Adjusted Minimum Rent or any additional rent in case of damage to or destruction of the Building or any portion thereof.

          31.3 If all or a material portion of the Demised Premises are damaged or rendered unusable by fire or other casualty but the Building is not substantially damaged, and the damages to the Demised Premises can, in Landlord's reasonable judgment, be reasonably repaired within one hundred eighty (180) days of the occurrence of such damage, the damages, to the extent affecting the tenant installation provided by Landlord, shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall abate in proportion to the area of the Demised Premises which was damaged or unusable by Tenant for so long as the Demised Premises, or each such portion thereof, is damaged or unusable, it being the intent that such abatement shall not affect or reduce Landlord's rent insurance coverage. Notwithstanding anything to the contrary herein, Landlord shall not be obligated to repair or restore any personal property of Tenant or any fixtures or Tenant installation not installed by and paid for by Landlord.
          31.4 If Landlord repairs and restores the Demised Premises in accordance with Section 31.3, such repairs and restorations shall be made with all reasonable expedition. After any such fire or other casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible and to the extent reasonably necessary, all of Tenant's and any Sublessee's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) business days after written notice from Landlord of Substantial Completion of repairs to the Demised Premises.

          31.5 If all or substantially all of the Demised Premises are damaged or rendered unusable by fire or other casualty, or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be substantially damaged so that Landlord in its reasonable opinion, cannot rebuild both the Demised Premises and the Building to their pre-existing condition within one hundred eighty (180) days, then, in either of such events, either Landlord or Tenant may elect to terminate this Lease by written notice to the other, specifying a date for the expiration of the Lease, which date shall not be more than one hundred eighty (180) days after such fire or other casualty, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the Expiration Date and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination; and any rent owing shall be paid up to the date of such notice and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be credited against amounts owed by Tenant to Landlord or refunded to Tenant.

          31.6 Notwithstanding anything to the contrary contained in this Article or any Law, should the Demised Premises or the Building be damaged by fire of other casualty as a result of the negligence of Tenant or any Sublessee or any employee, Agent or Visitor of either, Tenant shall have no right to terminate this Lease and there shall be no abatement of rent under this Article, and Tenant shall be liable to Landlord for such damage, subject to the other provisions hereof.

          32.    WAIVER OF SUBROGATION
                 ---------------------

          32.1 Notwithstanding any other provision herein, Landlord and Tenant shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by Law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both Landlord and Tenant obtain their insurance required hereunder and only if both of their insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) business days after written demand from the other party or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.

          33.    EMINENT DOMAIN
                 --------------

          33.1 If all or substantially all of the Demised Premises or the Building or a substantial portion of the Land should be acquired or condemned by eminent domain by any Governmental Authority, then Landlord or Tenant may terminate this Lease as of the date when title vests pursuant to such taking. In such event, the rent shall be apportioned as of said expiration date and any rent paid for any period beyond said date and in excess of amounts owing by Tenant to Landlord shall be repaid to Tenant.

          33.2 In the event of a taking of less than all or substantially all of the Demised Premises, Landlord shall have the right to equitably reduce the Demised Premises, Tenant's Occupancy Percentage, the Minimum Rent and the Allotted Parking, and this Lease shall continue in full force and effect. Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease if the area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business.
          33.3 Landlord or Tenant may exercise its respective right(s) to terminate this Lease under Section 33.1 or 33.2 by giving written notice to the other within thirty (30) days after the date of the vesting of title in such proceeding, specifying a date not more than fifteen (15) days after the giving of such notice as the date for such termination.

          33.4 Neither Tenant nor any Sublessee shall have any claim in any condemnation or eminent domain proceeding for the value of any unexpired term of the Lease with respect to the Demised Premises or any portion thereof, and Tenant hereby assigns to Landlord Tenant's entire interest in any such award. Although Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, Tenant (or any Sublessee) may file a separate claim for any taking of fixtures and improvements owned by Tenant (or such Sublessee) which have not become Landlord's property, and for moving expenses, provided the same shall in no way affect or diminish Landlord's award.

          34.    DEFAULTS; EVENTS OF DEFAULT
                 ---------------------------

          34.1 Tenant shall be in default under this Lease upon the occurrence of any one or more of the following events (collectively, "DEFAULTS", and individually, a "DEFAULT"):

                 (a)  Intentionally Deleted Prior To Execution;

                 (b) If the Tenant vacates the Demised Premises for a period in excess of thirty (30) days other than during the month prior to the Expiration Date;

                 (c) If the Tenant is delinquent in the due and punctual payment of all or any portion of Minimum Rent, Adjusted Minimum Rent, additional rent or any other monies payable by Tenant hereunder;

                 (d) If any execution, attachment or other action shall be taken against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken, occupied or used by someone other than Tenant or any assignee or Sublessee permitted in strict accordance with Article 16, including the storage of any of Tenant's property on behalf of another person or entity; or

                 (e) If Tenant is delinquent in the performance of or compliance with any of the other covenants, agreements or conditions contained in this Lease, any other lease demising space in the Building to Tenant, or any other written agreement between Landlord and Tenant pertaining to the Demised Premises, the

Building, and/or the Real Estate.

          34.2 Upon the occurrence of a Default, Landlord, at any time thereafter, may give written notice to Tenant specifying the nature of such Default. Tenant shall have fifteen (15) days from the receipt of said notice (the "CURE PERIOD") to comply with or remedy any such Default, except in the case of any Default presenting a clear and present danger to life or property, which Tenant shall cure immediately upon request of Landlord or Managing Agent, written or otherwise. If such Default is not of an emergency nature, is other than due to the nonpayment of money, and shall be of a nature that the same cannot be substantially cured or remedied within said Cure Period, Tenant shall promptly give Landlord written notice of such fact, and Tenant shall diligently and in good faith proceed to remedy or cure such Default within a reasonable time, but in no event in excess of ninety (90) days. Neither the cost to Tenant of curing any Default nor Tenant's financial or other inability to cure any Default (for whatever reason) shall operate to extend any Cure Period. Tenant's failure to remedy such Default within the applicable time set forth in this Section shall be an "EVENT OF DEFAULT".

          34.3 Tenant acknowledges that Landlord is obligated to make timely payments on obligations arising out of its ownership, operation, and financing of the Real Estate. In the event that the payment of any sum required to be paid by Tenant to Landlord under this Lease (including, without limiting the generality of the foregoing, Minimum Rent, Adjusted Minimum Rent, additional rent, payment made by Landlord under any provision of this Lease for which Landlord is entitled to reimbursement by Tenant, or for construction or other work performed by Landlord or its contractor specifically for Tenant) is not received by Landlord in good funds within fifteen (15) days after the date on which it is due and payable or should any check from Tenant be returned to Landlord as uncollectible, then, notwithstanding any notice provision or Cure Period, a delinquency service charge equal to four percent (4%) of the amount overdue (the "SERVICE CHARGE") shall become immediately due and payable to Landlord as liquidated damages for Tenant's failure to make prompt payment to Landlord; Landlord and Tenant hereby agreeing that the actual damages to Landlord due to such late or non-payment exceed the interest cost of money but are difficult to estimate. Such Service Charge shall become payable as additional rent within five (5) business days after Tenant's receiving an invoice therefor. Tenant shall also pay Landlord as additional rent interest ("INTEREST") at an annual rate equal to 4% in excess of the prime rate announced from time-to-time by Citibank, NA or such other major commercial bank in the United States designated by Landlord (but subject to any maximum interest permitted by Law) on any amounts not received by Landlord from the date on which they became due and payable. In the event of nonpayment of any Service Charge and/or Interest provided for above, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by Law in the case of nonpayment of rent. Failure by Landlord or Managing Agent to insist upon the strict performance by Tenant of Tenant's obligations to pay any Service Charge or Interest shall not constitute a waiver by Landlord of its rights to enforce the provisions of this Section in any instance thereafter occurring. Neither the provisions of this Section nor Tenant's payment of any Service Charge or Interest shall be construed in any way to extend any time period provided for in this Lease or to limit Landlord's other remedies hereunder. Tenant's obligation to pay any Service Charge or Interest as provided in this Section shall continue beyond the expiration or sooner termination of this Lease.

          34.4 In addition to the provisions of Section 34.3, should Adjusted Minimum Rent be received by Landlord or Managing Agent later than the first day of the month on which it is due twice or more in any twelve-month period, Landlord may, in addition to all other rights and remedies provided herein and by Law, require that Tenant increase the amount of the Security by an additional amount equal to three (3) months' of the then applicable Adjusted Minimum Rent.

          35.    REMEDIES FOR EVENTS OF DEFAULT
                 ------------------------------

          35.1 Upon the occurrence of any Event of Default hereunder, Landlord may, in addition to all other rights and remedies provided herein or at Law or in equity, exercise any or all of the following remedies:

                 (a) Landlord may give a written notice of termination upon Tenant setting forth a date, no fewer than five (5) business days from the date of the giving of such notice, terminating this Lease and/or Tenant's right to use and occupy the Demised Premises. Upon the expiration of such period, this Lease and the term hereof, or the right of Tenant or any Sublessee to use and occupy the Demised Premises, as the case may be, shall terminate and expire as fully and completely as if the day on which said notice of cancellation is to be effective were the Expiration Date, and Tenant shall then peaceably quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as herein provided. Landlord may also, without further notice, re-enter the Demised Premises and repossess same by summary proceedings or ejectment or otherwise and/or may dispossess the Tenant and remove the Tenant and all other persons and property from the Demised Premises and may have, hold, use and enjoy the Demised Premises and the right to receive all rental income therefrom.

                 (b) Landlord may (1) declare all Adjusted Minimum Rent and all other sums due and payable hereunder immediately due and payable;
(2) re-let or sublet the Demised Premises or any part or parts thereof, in the name of Tenant, Landlord or otherwise, for a term or terms, which may at Landlord's option be less than, equal to, or exceed the period which would otherwise have constituted the balance of the term of this Lease, and Landlord may grant concessions or free rent, change the First Tax Year and/or the First Operating Year or charge such higher or lower rental as may be reasonable under the circumstances; (3) recover from Tenant any commission paid by Landlord to Broker on account of this Lease for the current term; (4) collect rental payments directly from any Sublessee, upon written notice to such Sublessee directing it to make such payment strictly to Landlord; (5) cancel any option to renew, extend or cancel this Lease or expand or contract the Demised Premises which Tenant may have; (6) cancel any right of first refusal or first offer held by Tenant; and/or (7) recover the Construction Credit.

                 (c) Landlord may require Tenant or the legal representative(s) of Tenant immediately to pay to Landlord a sum (the "ACCELERATED RENT") which, at the time of the Event of Default, equals the aggregate Adjusted Minimum Rent payable hereunder which would have become payable by Tenant hereunder through the day previously set as the Expiration Date (conclusively presuming that Adjusted Minimum Rent on account of increases in Taxes and Operating Costs subsequent to the Event of Default and through the Expiration Date shall increase at the average of the rates of increase thereof previously experienced by Landlord since the Commencement Date) discounted to present value at the annual rate of four percent (4%). Such Accelerated Rent shall be held by Landlord and applied by Landlord on a monthly basis to any deficiency between the rent or any other monies hereby reserved and/or covenanted to be paid by Tenant and the net amount, if any, of the rents collected on account of any re-letting or sub-letting of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let or sublet the Demised Premises or any part or parts thereof shall not release or affect Tenant's obligations or liability hereunder. In computing any such deficiencies, there shall be added thereto such expenses as Landlord may reasonably incur in connection with re-letting or subletting or attempting to relet or sublet the Demised Premises, including but not limited to, legal expenses, attorney's fees, brokerage fees, advertising expenses and expenses incurred in connection with the marketing, showing, fix-up, cleaning, repair or maintenance of the Demised Premises including those for preparation of the Demised Premises for re-letting or subletting and the removal of Tenant's property, fixtures or other improvements therefrom. In connection with Landlord's preparation of the Demised Premises for re-letting or subletting, Landlord may, at its option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable discretion, considers advisable and necessary for the purpose of re-letting or subletting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let or sublet the Demised Premises, or in the event that the Demised Premises are re-let or sublet, for failure to collect the rent under such re-letting or subletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. Landlord, however, shall exercise reasonable efforts to mitigate damages. Notwithstanding the foregoing, Landlord shall be under no obligation in reletting the Demised Premises to give priority to the rental thereof over other available space in the Building. If the Demised Premises or any part thereof should be re-let or sublet in combination with the other space, then proper apportionment on a square-foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

          35.2 As a material part of this Lease, Tenant hereby appoints Landlord as Tenant's attorney-in-fact, which appointment shall be a special appointment coupled with an interest and shall be irrevocable, so long as any Event of Default has occurred (a) to enter into Subleases with any entity whatsoever, including Landlord itself, upon any terms and conditions, including at whatever rent Landlord may determine in its sole discretion, but which rent shall be credited against amounts owed by Tenant to Landlord hereunder; or (b) to utilize or occupy the Demised Premises or permit others to do so with or without payment of rent, without the same constituting an eviction or partial eviction or affecting Tenant's obligation to pay the Minimum Rent, Adjusted Minimum Rent, additional rent or any other sums payable by Tenant to Landlord hereunder.

          35.3 In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at Law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein.

          35.4 Any suit or suits for the recovery of monies due Landlord hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease otherwise would have expired. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at Law or in equity. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant for any sums or damages to which, in addition to the sums particularly provided above, Landlord may lawfully be entitled by reason of any Default hereunder on the part of Tenant.

          35.5 Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as actual damages, punitive damages and/or liquidated damages for any Event of Default of Tenant under this Lease, an amount equal to the maximum allowed by any Law governing the proceedings in which such damages are to be proved, or in equity, whether or not such amount be greater, equal to, or less than any of the sums referred to in this Article.

          35.6 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including but not limited to Sublessees, creditors, trustees, security holders and representatives of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future Law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

          36.    LANDLORD'S PERFORMANCE; EXPENDITURES
                 ------------------------------------

          36.1 If an Event of Default shall occur under this Lease, Landlord, without thereby waiving such Event of Default, may (but shall not be obligated to) immediately or at any time thereafter, without further notice, perform the same for the account and at the expense of Tenant.
          36.2 Tenant shall also promptly reimburse Landlord for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable attorney's fees, involved in (a) instituting, prosecuting or defending any action or proceeding against Tenant in which Tenant fails to prevail; (b) collecting or endeavoring to collect the Minimum Rent, Adjusted Minimum Rent or additional rent or any part thereof or any other money payable by Tenant hereunder; or (c) enforcing or endeavoring to enforce any rights of Landlord against Tenant, under or in connection with this Lease or pursuant to Law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings. Any bills for any property, material, labor or services provided, furnished, or rendered by Landlord pursuant to this Article shall be obligations of Tenant.

          36.3 The foregoing expenses incurred by Landlord shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) business days of rendition of any bill or statement to Tenant therefor. The obligations of Tenant to pay such sums to Landlord shall survive the expiration or sooner termination of this Lease, and such sums shall be thereafter recoverable by Landlord or its agent or representative.

          37.    ACCORD AND SATISFACTION
                 -----------------------

          37.1 No payment by Tenant or receipt by Landlord or its employee or agent of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account to be credited against monies owed-Landlord hereunder, in such order as Landlord may reasonably determine, nor shall any restrictive endorsement, statement or name on any check or any letter accompanying any check or payment delivered to Landlord or its employee or agent be deemed, declared or interpreted an accord and satisfaction; and Landlord or its agent may accept and deposit such check or payment without notice to Tenant, without same operating as a satisfaction or an acceptance of satisfaction by Landlord or its employee or agent, and without prejudice to Landlord's right to recover the balance of any monies due hereunder, or to pursue any other remedy provided herein or by Law.

          38.    EFFECT OF WAIVERS
                 -----------------

          38.1 No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy permitted hereunder, and no acceptance of full or partial rent during the continuance of any such Default, shall constitute a waiver of any such Default or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Landlord or its employee or agent to or of any Default, and no reliance by Tenant thereon, shall be construed as a consent or waiver to or of any other Default of the same or any other covenant, condition or duty, unless in writing signed by Landlord.

          39.    BANKRUPTCY; INSOLVENCY
                 ----------------------

          39.1 Notwithstanding anything herein to the contrary, this Lease may be cancelled by Landlord by the sending of a written five (5) day notice of cancellation to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the appointment of a trustee, custodian, liquidator, receiver or other similar official to take possession of all or substantially all of the assets of Tenant or of the Demised Premises; (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors pursuant to any Law; (3) the filing by Tenant, or the public announcement of the intent to file, of a voluntary petition pursuant to 11 U.S.C. 101 et seq. and the Rules and Official Forms thereunder or any such successor or substitute legislation or rule thereto, or any similar federal or state law collectively (the "Bankruptcy Code") seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief thereunder; (4) the adjudication of Tenant as a bankrupt or insolvent; (5) the failure of Tenant or any guarantor of the Tenant's obligations hereunder to pay debts generally as they become due. Landlord's statutory liens for rent shall be honored by Tenant and any trustee, representative or creditor of Tenant.

          39.2 If Landlord shall have no right to terminate this Lease by reason of the applicable provisions of the Bankruptcy Code, Tenant or its trustee or other representative shall promptly provide adequate protection to Landlord pursuant to the provisions of the Bankruptcy Code.

                 (a) Tenant or its trustee shall promptly accept or reject this Lease. Any Lease not assumed or rejected within sixty (60) days after an order for relief is entered shall be deemed rejected, and the trustee shall immediately surrender the Demised Premises to Landlord.
                 (b) If Tenant shall not be in liquidation, Tenant or its trustee shall assume or reject the Lease as soon as such decision can reasonably be made, and shall compensate Landlord for the use and occupancy of the Demised Premises monthly in advance until such decision is made.

                 (c) This Lease may not be assumed, unless at the time of such assumption, the trustee or assignee shall promptly (1) cure or provide adequate assurance that it will promptly cure any Default(s) under this Lease; (2) compensate or provide adequate assurance that it shall compensate Landlord for any actual or pecuniary loss to Landlord resulting from such Default(s); (3) provide adequate assurance reasonably satisfactory to Landlord of future performance under this Lease; and (4) compensate Landlord for all post-filing use and occupancy of the Demised Premises, and shall timely perform all of Tenant's other obligations hereunder.
          39.3 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, Tenant or its legal representative shall give prompt written notice thereof to Landlord along with adequate assurance of future performance by the assignee. Any and all monies or other consideration to be delivered in connection with the assignment shall be delivered to Landlord, and shall be and remain the exclusive property of Landlord to be applied to post-filing use and occupancy payments to Landlord or other monies owed by Tenant to Landlord and shall not constitute property of Tenant or of the estate of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of such assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

          40.    STATUTORY WAIVER;  WAIVER OF TRIAL BY JURY
                 ------------------------------------------

          40.1 Tenant acknowledges that its possession, use and peaceful enjoyment of the Demised Premises is conditioned upon Tenant's timely performing all of its obligations hereunder, including but not limited to the payment of all Minimum Rent, as set forth in Section 5.3. In consideration thereof, Tenant hereby waives its right under N.J.S.A. 2A:18-60 or other similar statutes to remove any action for non-payment of Minimum Rent brought by Landlord or its Managing Agent pursuant to N.J.S.A. 2A:18-53 to another court. Any other matter mentioned in any such action brought by Landlord under the latter statute shall not waive Landlord's or Tenant's right to bring a separate action in the proper court for monies due and owing either party hereunder; nor shall Landlord be prohibited from instituting a dispossess action for nonpayment of monies other than Minimum Rent.

          40.2 To the extent such waiver is permitted by Law, the parties hereto waive trial by jury in any action or proceeding brought in connection with this Lease or the Real Estate or any portion thereof.

          40.3 Tenant waives the benefit of N.J.S.A. 46:8-6 and 46:8-7, as same may be amended.

          41.    SUBORDINATION OF LEASE;  ESTOPPEL CERTIFICATES
                 ----------------------------------------------

          41.1 This Lease is subject and subordinate to all ground or underlying leases and to all deeds of trust or mortgages which may now or hereafter affect the Real Estate, including all renewals, modifications, consolidations, replacements and extensions of any such underlying leases, deeds of trust and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any Land Lessor or by any mortgagee in order to effectuate such subordination. Notwithstanding the foregoing, Tenant shall execute and promptly deliver to Landlord or its agent within five (5) business days any instrument that Landlord or its agent, as the case may be, may reasonably request confirming the subordination of this Lease.

          41.2 If any lender shall request reasonable modifications of this Lease as a condition of Landlord's obtaining any financing or refinancing of the Building, the Real Estate and/or any interest of Landlord in either, Tenant covenants not to unreasonably withhold or delay its agreement to such modification provided that such modification does not materially or adversely affect the rights of Tenant under this Lease.

          41.3 Tenant agrees to give any mortgagee, deed of trust holder, or Land Lessor by certified mail, a copy of any notice and a right to cure any default of Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such mortgagee, deed of trust holder, or Land Lessor. Tenant further agrees that so long as any mortgagee, deed of trust holder or Land Lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), Tenant shall not seek to terminate this Lease.

          41.4 Tenant agrees at any time and from time to time, upon not less than ten (10) days' prior written request from

Landlord or Managing Agent, that Tenant shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that the Lease is in full force and effect as modified); (b) the dates to which the Minimum Rent (or Adjusted Minimum Rent) and additional rent have been paid; the amount of all rents paid in advance, if any; and any other information that Landlord or Managing Agent shall reasonably request. Tenant further agrees to furnish Landlord or Managing Agent upon written request at any time such information and assurances as Landlord or Managing Agent, as the case may be, may reasonably request that Tenant has not breached any of the provisions of this Lease. It is intended hereby that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser or mortgagee of Landlord's interest, or any assignee of any mortgage upon Landlord's interests in the Real Estate. The foregoing obligation shall be deemed a material obligation of Tenant. Tenant's failure to timely deliver such statement shall be conclusive evidence (x) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (y) that there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim, defenses or deduction against the Minimum Rent, Adjusted Minimum Rent, additional rent or against Landlord; and (z) that no more than one month's installment of Minimum Rent or Adjusted Minimum Rent has been paid in advance.

          41.5 Tenant agrees at any time and from time to time, upon not less than ten (10) days' prior written request, that Tenant shall demonstrate to Landlord Tenant's financial status and the name, relationship to Tenant, and financial status of any Sublessee by promptly submitting to Landlord or Managing Agent a current balance sheet (dated no more than ninety (90) days prior to such request) and statements of income or profit and loss, all prepared in accordance with generally accepted accounting principles, consistently applied. The foregoing obligation shall be deemed a material obligation of Tenant.

          42.    PARTNERSHIP TENANT
                 ------------------

          42.1 If Tenant is a partnership, joint venture, proprietorship or unincorporated association (or is comprised of two (2) or more persons, individually and as co-partners, co-proprietors or joint venturers) or if Tenant's interest in this Lease shall be assigned to a partnership, joint venture, proprietorship or unincorporated association (or to two (2) or more persons, individually and as co-partners, co-proprietors or joint venturers) pursuant to Article 16 hereof or otherwise (any such partnership joint venture, proprietorship or unincorporated association being referred to herein as a "PARTNERSHIP TENANT", and any partner, joint venturer or other member thereof being referred herein to as a "PARTNER"), the following provisions of this Section shall apply to such Partnership
Tenant: (a) the liability of each of the Partners shall be joint and several, individually and as a Partner; and (b) each of the Partners, whether or not such person shall be one of the persons comprising Tenant at the time in question, hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by the Partnership Tenant or by any of the Partners, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given, by the Partnership Tenant or by any of the Partners; (c) any bills, statements, notices, demands, requests or other communications given or rendered to the Partnership Tenant or to any of the Partners shall be deemed given or rendered to the Partnership Tenant and to all such Partners and shall be binding upon the Partnership Tenant and all Partners; (d) if the Partnership Tenant shall admit new Partners all of such new Partners shall, by their admission to the Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and shall be liable for such performance, together with all other Partners, jointly or severally, individually and as a Partner; and (e) the Partnership Tenant shall give prompt notice to Landlord of the admission of any such new Partners, and upon demand of Landlord, shall cause each such new Partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new Partner or joint venturer shall so assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new Partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subsection (d) of this Section).

          43.    INTENTIONALLY DELETED PRIOR TO EXECUTION
                 ----------------------------------------

          44.    CORPORATE AUTHORITY
                 -------------------

          44.1 Throughout the term of this Lease, Tenant shall maintain its good standing in its organizational jurisdiction and in the State of New Jersey. The undersigned officer of Tenant represents that the person executing and delivering this Lease has been duly authorized to enter into this Lease and that the execution and delivery of this Lease does not and shall not violate any provision of any by-law, agreement, order, judgment, governmental regulation or any other obligation to which that party is subject.

          44.2 Upon the request of Landlord or Managing Agent, Tenant shall promptly deliver an affidavit or certification by its secretary, assistant secretary or other appropriate person to the above effect.

          45.  MANAGING AGENT
               --------------

          45.1 Landlord reserves the right at any time to delete all references in this Lease to "Managing Agent" or to change the person or entity acting as Managing Agent by giving notice of the exercise of such right to Tenant and to Managing Agent. Such notice shall become effective five (5) business days after sending as provided in Article 47, or such later time as may be stated in such notice.

          45.2 Managing Agent reserves the right at any time to delete all references in this Lease to "Managing Agent" by giving notice of the exercise of such right to Tenant and to Landlord. Such notice shall become effective five (5) business days after sending as provided in Article 47, or such later time as may be stated in such notice.

          45.3 Nothing contained in this Article nor any notices pursuant to this Article shall in any way modify or amend any other written agreement to which Landlord and Managing Agent are parties.

          46.    BROKER
                 ------

          46.1 Tenant represents that no real estate broker other than the Broker(s) (if any) listed under Section 1.1(r) is responsible for bringing about, or negotiating, this Lease; and Tenant has not dealt with any other broker, agent, salesperson, leasing consultant, or similar person in connection with the Demised Premises.

          46.2 In accordance with the foregoing representation, Tenant agrees to defend, indemnify and hold harmless the Landlord, its affiliates and/or subsidiaries, partners and officers from any legal action, expense or liability (including attorney's fees) arising out of any claim for commission by any person other than the Broker claiming or alleging to have acted on behalf of or to have dealt with Tenant.

          47.    NOTICES
                 -------

          47.1 All notices, which may or are required to be given by either party hereunder to the other, shall be in writing.

          47.2 All notices by Landlord to Tenant shall be deemed properly given only if sent by Landlord or its Managing Agent and mailed by registered or certified mail, return receipt requested, postage prepaid, or by reliable, independent courier, with guaranteed next-business-day delivery, addressed to Tenant at the address set forth in Article 1, or to such other address as Tenant may from time to time designate by written notice to Landlord.

          47.3 All notices by Tenant to Landlord shall be deemed properly given only if sent by registered or certified mail, return receipt requested, postage prepaid, or by reliable, independent courier with guaranteed next-business-day delivery, addressed to Landlord at the address set forth in Article 1 hereof, with a copy to:

                      Bellemead Management Co., Inc.
                      4 Becker Farm Road
                      Roseland, New Jersey 07068
                      Attention:  Legal Department

and, at the prior written request of Landlord or Managing Agent to such other persons and/or addresses as Landlord or its Managing Agent may from time to time designate by written notice to Tenant.

          47.4 All notices referred to hereunder shall be deemed given and received two (2) days after the date said notice is mailed by United States registered or certified mail as aforesaid, in any post office regularly maintained by the United States Government, or upon actual receipt if sent by independent courier.

          47.5 Notwithstanding the other provisions of this Article, any written notice under this Lease may be personally served upon an officer or partner of Landlord or Tenant, in which case such notice shall be deemed given when delivered and receipted.

          48.    INTERPRETATION
                 --------------

          48.1 If any of the terms or provisions of this Lease, or the application thereof to any party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than to those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby. If any time period stated herein shall be in contravention of-any Law, such time period shall be modified to be that time period permitted by such Law which is nearest to the time period stated herein. Each term and provision of this Lease shall be interpreted so that it is valid and enforceable to the fullest extent permitted by Law, in order to reflect the agreement of the parties as expressed herein.
          48.2 The term "this Lease" shall include all the Exhibits and written amendments hereto or thereto. The terms "herein", "hereunder", "hereof", "herewith", and "hereto" shall refer to this Lease.

          48.3   Intentionally Deleted Prior to Execution.

          48.4 As a material inducement to Landlord to enter into this Lease, Tenant agrees that this Lease shall be governed by and construed in accordance with the Laws of and enforced only in the courts of New Jersey. Tenant irrevocably appoints the Secretary of State of New Jersey as Tenant's agent for service of process related to this Lease, should Tenant no longer be in occupancy of the Demised Premises; and neither Tenant's failure to qualify to do business in the State of New Jersey nor Tenant's failure to maintain such qualification shall affect the foregoing appointment. The foregoing appointment shall be a special power coupled with an interest and shall be irrevocable. Tenant hereby irrevocably submits itself to the jurisdiction of the courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey for the purposes of any suit, action or other proceeding brought by Landlord arising out of or based upon this Lease. Tenant hereby waives and agrees not to assert as a defense or otherwise in any such suit, action or proceeding any claim that Tenant is not subject personally to the jurisdiction of the above-named courts; that its property is exempt or immune from attachment or execution; that the suit, action or proceeding is bought in an inconvenient forum; that the venue of the suit, action or proceeding is improper; or, subject to the subject matter jurisdiction of such court, that this Lease may not be enforced in or by such court.

          48.5 Tenant acknowledges that this Lease represents a written memorial of the terms negotiated by Landlord and Tenant, and Landlord and Tenant agree that this Lease shall be given a fair and reasonable construction in accordance with the parties' intent as expressed herein, without regard to any presumption or other rule requiring construction against the party electing to cause this Lease to be drafted or prepared.

          48.6 The Article titles or content organization of this Lease exist only as a matter of reference or convenience and in no way define, limit, extend or describe the scope of this Lease or the intent of any of the provisions hereof.

          48.7 Tenant acknowledges and agrees that it has had the assistance of counsel in the review, negotiation and execution of this Lease or has waived its opportunity to employ counsel for such purpose.

          48.8 Neither this Lease nor any memorandum hereof shall be recorded by Tenant. Any violation of this provision shall be deemed an Event of Default hereunder.

          48.9 Any claim, demand, right or defense by Tenant that arises out of this Lease, or the negotiations that preceded this Lease, shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within one (1) year after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this Section is to shorten the period within which Tenant would otherwise have to raise such claims; demands, rights or defenses under applicable Laws.

          49.    NO OFFER, AGREEMENT OR REPRESENTATIONS
                 --------------------------------------

          49.1 No broker or agent nor any salesperson or employee of either has authority to make or agree to make a lease on behalf of the Landlord named herein or any other agreement or undertaking in connection herewith, including, but not limited to the modification, amendment of or cancellation of a lease.

          49.2 The mailing or delivery of this document or any draft of this document by Landlord or its agent to Tenant, its Agent or attorney shall not be deemed an offer by the Landlord to lease the Demised Premises on the terms set forth in such draft, and such document or draft may be withdrawn or modified by Landlord or its agent at any time and for any reason. The purpose of this Section is to place Tenant on notice that this document shall not be effective, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute and accept this document.

          49.3 All prior undertakings and agreements between Landlord and Tenant are merged in this Lease and it completely expresses their agreement with respect to the subject matter hereof. This Lease has been entered into after full investigation, neither party relying upon any statement or assumption not completely set forth herein. No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully-executed copy of this document or in some future writing signed by Landlord and Tenant.

          50.    APPLICABILITY TO HEIRS AND ASSIGNS
                 ----------------------------------

          50.1 The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, legal representatives, trustees, successors and assigns, subject to the constraints on alienation and limits on liability contained herein.

          51.    RENEWAL OPTION
                 --------------
          51.1 Subject to the provisions of Section 51.2 below, Tenant shall have the option to renew this Lease for the Renewal Term set forth in
Section 1.1(t) (the "RENEWAL OPTION"), which Renewal Term shall commence upon the expiration of the Initial Term. Subject to the determination of Minimum Rent as set forth below, the terms, covenants and conditions during the Initial Term, including but not limited to the definitions of the First Tax Year and First Operating Year as set forth in Article 1 hereof, shall be projected and carried over into the renewal term (a "RENEWAL TERM"), except as specifically set forth hereinafter to the contrary.

          51.2   Tenant's Renewal Option, as provided in Sections 1.1 and
51.1 above, shall be strictly conditioned upon and subject to the following, each of which shall be considered material hereto:

                 (a) Tenant shall notify Landlord in writing ("TENANT'S RENEWAL NOTICE") of Tenant's exercise of its option to renew this Lease at least six (6) months, but not more than twelve (12) months, prior to the expiration of the then current Term;

                 (b) At the time Landlord receives Tenant's Renewal Notice as provided in Section 51.2 (a) above, and at the expiration of the Initial Term, there shall exist no Event of Default under the terms or provisions of this Lease, and the Tenant named in Section 1.1 hereof shall be in occupancy of the entire Demised Premises. The conditions contained in this
Section 51.2(b) may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant's exercise of this option to renew;

                 (c) Tenant shall have no further renewal option other than the option to extend for the Renewal Term as set forth in Section 1.1(t);

                 (d) The Renewal Option shall be deemed personal to the Tenant named on the first page of this Lease and may not be assigned or assumed;

                 (e) Landlord shall have no obligation to do any work or perform any special services for any Renewal Term with respect to the Demised Premises or the remainder of the Real Estate, which Tenant agrees to accept in their then "as is" condition;

                 (f) At the request of either party, Landlord and Tenant shall promptly execute and return to the other party a written amendment to this Lease memorializing the commencement, Minimum Rent payable, and Expiration Date of the Renewal Term; and

                 (g) No later than thirty (30) days prior to the commencement of the Renewal Term, Tenant shall deposit with Landlord such additional sums as may be required to increase any Security then held by Landlord proportionate to the increase in the Minimum Rent during that Renewal Term.

          51.3 (a) Landlord shall notify Tenant ("LANDLORD'S DETERMINATION NOTICE") of Landlord's determination of the Market Rent (as hereinafter defined) within thirty (30) days after Landlord's receipt of Tenant's Renewal Notice. If Tenant disagrees with Landlord's determination of Market Rent, Tenant shall notify Landlord ("TENANT'S NOTICE OF DISAGREEMENT") within fifteen (15) days of receipt of Landlord's Determination Notice. Time shall be of the essence with respect to Tenant's Notice of Disagreement, and the failure of Tenant to give such notice specifically as provided below within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent.
                 (b)  Tenant's Notice of Disagreement, shall contain either
(1) a cancellation of Tenant's exercise of its Renewal Option or (2) a request to submit the determination of Market Rent to arbitration as provided below.

                 (c) Landlord and Tenant shall, within thirty (30) days of the date on which Tenant's Notice of Disagreement under Subsection 51.3(b)(2) is given, each appoint an Appraiser (hereinafter defined) for the purpose of determining the Market Rent. An "APPRAISER" shall mean a duly qualified impartial real estate appraiser having at least ten (10) years' experience in the area in which the Demised Premises are located. In the event that the two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who alone shall make a determination of Market Rent within thirty (30) days thereafter. If such two Appraisers fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by the presiding Judge of the Superior Court of the State of New Jersey for the County in which the Real Estate is located. Such two Appraisers or third Appraiser, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. The decision of such two Appraisers or third Appraiser shall be final and shall be unappealable, absent any showing of fraud by such Appraiser(s); such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant.

                 (d) If such two Appraisers or third Appraiser, as the case may be, shall fail to deliver a decision as set forth above prior to the commencement of the Renewal Term, Tenant shall pay to Landlord thereafter on the first day of each month until the decision of the Appraiser(s) is rendered "ESTIMATED MINIMUM RENT", which shall be the average of (i) Minimum Rent payable under this Lease as of the last day of the term preceding the Renewal Term in question and (ii) the rent set forth in Landlord's Determination Notice, plus any amounts payable by Tenant pursuant to Article 6, until such decision is so delivered. If the Market Rent as finally determined above is in excess of the Estimated Minimum Rent actually paid by Tenant to Landlord during such interim, then Tenant, within ten (10) business days of demand by Landlord, shall pay to Landlord the difference between the Estimated Minimum Rent actually paid by Tenant to Landlord and the Market Rent from the commencement of the Renewal Term. If the Market Rent as determined above is in excess of the actual rent paid by Tenant, then Landlord shall apply such excess against amounts due Landlord from Tenant hereunder as such amounts become due.

                 (e) Landlord and Tenant shall be responsible for and shall pay the fee of the Appraiser appointed by each of them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser, if any.

                 (f) Promptly upon determination of the MARKET RENT for the respective Renewal Term, Tenant shall execute and deliver to Landlord or Managing Agent an amendment to this Lease prepared by Landlord setting forth the terms of the Renewal Term.

          51.4 (a) The Minimum Rent during each Renewal Term shall be the greater of (1) Market Rent (as defined in clause (b) below) or (2) the Adjusted Minimum Rent as of the last day of the immediately-preceding term.

                 (b) For purposes of this Article, "MARKET RENT" shall mean the projected fair market rent for office space containing the Rentable Size of the Demised Premises (during the Renewal Term), as of the commencement date of the Renewal Term, based upon the rents generally in effect for first class office space in the area in which the Real Estate is located. Market Rent shall be determined on what is commonly known as a "gross" basis; that is, in computing Market Rent, it shall be assumed that all real estate taxes and operating expenditures for customary services are included in such Market Rent and are not passed through to the Tenant as separate additional charges.

                 (c) The Minimum Rent for each the Renewal Term shall be increased from time to time thereafter as provided in this Lease, including as provided in Article 6 hereof.

          Tenant waives any claims or action against Landlord or its successor in title in the event that the renewal provided for in this Lease is made impossible because of the taking of the Demised Premises in whole or in part for public use by condemnation. Tenant further agrees to waive any demand or claim for any award or allowance or any part thereof granted to Landlord as compensation for such condemnation.

          IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the day first set forth above.

ATTESTED BY:                               LANDLORD:
                                           BELLE MEAD CORPORATION

  /s/ Marc Leonard Ripp                    By: /s/ Karen Deffina
- --------------------------------               ----------------------------
     Marc Leonard Ripp                                  Karen Deffina
    Assistant Secretary                                Vice President

APPLY CORPORATE SEAL HERE

ATTESTED BY:                              MANAGING AGENTT:
                                          BELLEMEAD MANAGEMENT CO., INC.

/s/   Marc Leonard Ripp                   By:      /s/ Karen Deffina
- --------------------------------               ----------------------------
     Marc Leonard Ripp                                  Karen Deffina
    Assistant Secretary                                Vice President
APPLY CORPORATE SEAL HERE

ATTESTED BY:                              TENANT:
                                          NORTH AMERICAN WATCH CORPORATION

                                          By:  /s/ Michael Bush
- --------------------------------               ----------------------------

Name:                                     Name:     Michael Bush
       -------------------------                 --------------------------
             (Please Print)                            (Please Print)

Title:                                    Title:  Executive VP & COO
        ------------------------                  -------------------------
             (Please Print)                            (Please Print)

APPLY CORPORATE SEAL HERE

                                 EXHIBIT A
                                 ---------

                            [MECHANICAL DRAWINGS]

                                 EXHIBIT A-1
                                 -----------


                             [MECHANICAL DRAWINGS]

                                EXHIBIT "B"
                                -----------

                           1200 WALL STREET WEST
                           LYNDHURST, NEW JERSEY

                             LEGAL DESCRIPTION
                             -----------------

     BEGINNING at a point in the southwesterly line of Wall Street West distant southeasterly along the same 898' from the southeasterly line of Polito Avenue and running thence:

(1) along the southwesterly line of Wall Street west S52 -32'-40"E, 290.65'; thence

(2)  along a 100' radius curve to the right, 45.43'; thence

(3)  along the westerly lane of Clay Avenue S26 -31'E, 481.01'; thence

(4)  still along the same on a 375' radius curve to the right, 164.40';
     thence

(5)  still along the same S1'-23'-55"E, 306.04'; thence

(6)  N65'-31'-25"W, 417.37' along the adjacent property line; thence

(7)  still along the same N24 -28'-35"E, 287.31'; thence

(8)  still along the same N53 -32'-40"W, 615.01'; thence

(9)  still along the same N37 -27'-20"E, 385.77' to the beginning.


Subject to a 15' wide drainage easement along courses 6, 7 and 8.

                                 EXHIBIT C

                           CLEANING SERVICE RIDER

     The following summarizes basic cleaning services to be provided on business days (excluding weekends and Legal Holidays) and to be included in Operating Costs.

GENERAL CLEANING OF OFFICE AREA
- -------------------------------

Cleaning Services provided five (5) business days per week.

Cleaning hours Monday through Friday, after 5:30 p.m. and before 8:00 a.m. of the following business day.

On the last day of the week the work will be done after 5:30 p.m. Friday, but before 8:00 a.m. Monday.

Furniture will be dusted and desk tops will be wiped clean. However, desks with loose papers or other matter on the top will not be cleaned.
Window sills and baseboards to be dusted and washed as reasonably necessary.

Office wastepaper baskets will be emptied, provided garbage, trash and other refuse is separated as required pursuant to any Law or Rule and Regulation.

Cartons or refuse in excess of that which can be placed in wastepaper baskets will not be removed. Tenants are required to place such unusual refuse in trash cans or a spot designated by the Landlord.

Cleaner will not remove nor clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned. Wastepaper baskets shall be lined with vinyl or plastic bags.

Exposed sheets of vinyl composition tile floors will be swept daily. Exposed sheets of carpets will be swept daily and vacuumed weekly.

Seat cushions on chairs, sofas, etc., will be vacuumed weekly, unless cluttered with paper or other matter.

LAVATORIES
- ----------

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.
Waste receptacles and wash dispensaries to be filled with appropriate tissues, towels and soap supplied by the Landlord.

MAIN LOBBY, ELEVATORS, CORRIDORS AND BUILDING EXTERIOR
- ------------------------------------------------------

Wipe and wash all floors in main lobby nightly.

Wipe and/or vacuum elevator floor nightly.

Polish floors weekly in elevator.

Elevator cab to be wiped clean daily and thoroughly cleaned and polished weekly.
Lobby walls, and glass, to be wiped clean daily and thoroughly cleaned and polished weekly.

Lobby entrance doors, and windows to be washed weekly.

Windows will be cleaned when necessary, but not less than once each year, inside and outside.

MISCELLANEOUS SERVICES
- ----------------------

Sweep sidewalk in front of Building entrances daily.

Remove snow and ice from sidewalks and Parking Areas as soon as reasonably possible (but not between the hours of 6:00 p.m. and 8:00 a.m.) when accumulation reaches 3" or more, to the extent necessary to make such sidewalks and parking areas reasonably safe and usable.
Keep stairways clean.

Keep Custodian's Rooms and Mechanical Rooms clean and in orderly condition at all times.

WORK EXCLUDED
- -------------

Cleaning services do not include the washing, polishing, or waxing of furniture, file cabinets, wastebaskets or other personal property of Tenant. When such work is necessary, Tenant may make necessary arrangements for same directly with Landlord's cleaning employees or contractors.

                                 EXHIBIT D

                               LEGAL HOLIDAYS

(a) The day(s) officially celebrated by the State of New Jersey for the following holidays:


New Year's Day
Martin Luther King's Birthday
Washington's Birthday
Memorial Day
Independence Day
Labor Day
Thanksgiving
Christmas Day


(b) Such other holidays observed from time to time by the governments of the United States of America and/or the State of New Jersey, as designated by Landlord to Tenant in writing.

                                 EXHIBIT E

                           RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passageways, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for storage or for any other purpose other than for ingress to or egress from the Demised Premises and for delivery of merchandise and equipment to or from the Demised Premises in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. Tenant shall provide protection of all floor surfaces during the moving of furniture or heavy equipment as may be reasonably required by Landlord or its Managing Agent.

2. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease.

3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, sanitary napkins, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant.

4. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators or other common areas of the Building is prohibited.

5. No awnings, signs or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion.

6. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Demised Premises in lettering approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove and dispose of same without any liability, and may charge the expense incurred by such removal to Tenant. Any interior listings and directories shall be inscribed, painted or affixed for Tenant only by Landlord or Managing Agent at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord or Managing Agent.

7. Tenant shall not mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, pursuant to Landlord's direction, the use of cement or other similar adhesive material being expressly prohibited.

8. No additional locks, bolts or alarms of any kind shall be placed upon any of the doors or windows by Tenant, without the prior written consent of Landlord which shall not be unreasonably withheld. No changes shall be made in existing locks or mechanisms thereof without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant shall give Landlord or Managing Agent a duplicate or master key or access card or code for each and every door in the Demised Premises. Tenant must, upon the termination of his tenancy, restore to Landlord all keys or access cards to the Demised Premises, the Building, and any doors therein, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys or access cards, so furnished, Tenant shall pay to Landlord the cost thereof. Tenant, at its expense, shall be responsible for repair to all doors and locks which are in violation of this Rule, and shall pay any alarm fee resulting from Landlord or Managing's Agent's entrance into the Demised Premises as permitted under this Lease.

9. Canvassing, soliciting, pamphletting and peddling in the Building and about the sidewalks, driveways and parking areas adjacent thereto are prohibited and Tenant shall cooperate to prevent the same. Tenant shall report all peddlers, solicitors and beggars to the Managing Agent or as Landlord otherwise requests.

10. Landlord reserves the right, but shall have no obligation, to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and Legal Holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass and shall be liable to Landlord for all acts of such persons.
11. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for first-class offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or-explosive fluid, material, chemical or substance, or any hazardous substance in violation of Law or of this Lease, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows and exterior doors closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all Laws applicable thereto and shall be done during such hours as Landlord may designate.

15. To the extent required by applicable Laws or Governmental Authorities, Tenant shall separate its rubbish into any required categories including, but not limited to, food products, paper, solid wastes, metals and glass. Any excess trash or garbage which Tenant generates in excess of that generated by a normal office user, and all garbage from Tenant's food service operation, if any, shall be removed by the Landlord upon notice from Tenant, at Tenant's sole cost and expense. Tenant shall not dispose of any hazardous substance or waste in wastebaskets, boxes, or in Landlord's dumpster or trash compactor.

16.  Tenant shall take reasonable action to ensure that its visitors do not
(a) utilize any parking spaces designated for the use of others, nor (b) park in any driveways, fire lanes or other areas not striped for vehicular parking.

17. No portion of the driveways or parking areas serving the Building shall be used for washing, maintaining, oil changing, repairing, or installing or replacing parts in any vehicle, except to the extent that repairs are reasonably necessary to fix a flat tire or start an engine enabling the vehicle to be driven from the Real Estate. No vehicle shall be towed from the Real Estate by Tenant, its or its visitors, except after Tenant informs Landlord or the Managing Agent of such removal. Any vehicle parked on the Real Estate without proper registration and inspection or for longer than seven (7) continuous days may be removed by Landlord, which removal shall be at Tenant's expense if the property owned or used by of Tenant, or its visitors or invitees and is not removed within five (5) business days after notice to Tenant to do so.